                                                                   EXHIBIT 4.2

                                                                  Execution Copy
================================================================================


                         P&L Coal Holdings Corporation



                             SERIES A AND SERIES B
                   9-5/8% SENIOR SUBORDINATED NOTES DUE 2008


                       SENIOR SUBORDINATED NOTE INDENTURE



                            Dated as of May 18, 1998



                      State Street Bank and Trust Company
                        Senior Subordinated Note Trustee

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                 Senior Subordinated
                                                          Note Indenture Section
310 (a)(1).............................................................   7.10
(a)(2).................................................................   7.10
(a)(3).................................................................   N.A.
(a)(4).................................................................   N.A.
(a)(5).................................................................   7.10
(i)(b).................................................................   7.10
(ii)(c)................................................................   N.A.
311(a).................................................................   7.11
(b)....................................................................   7.11
(iii)(c)...............................................................   N.A.
312(a).................................................................   2.05
(b)....................................................................   12.03
(iv)(c)................................................................   12.03
313(a).................................................................   7.06
(b)(2).................................................................   7.07
(v)(c).................................................................   7.06;
                                                                          12.02
(vi)(d)................................................................   7.06
314(a).................................................................   4.03;
                                                                          12.02
(c)(1).................................................................   12.04
(c)(2).................................................................   12.04
(c)(3).................................................................   N.A.
(vii)(e)...............................................................   12.05
(f)....................................................................   NA
315(a).................................................................   7.01
(b)....................................................................   7.05,
                                                                          12.02
(A)(c).................................................................   7.01
(d)....................................................................   7.01
(e)....................................................................   6.11
316(a)(last sentence)..................................................   2.09
(a)(1)(A)..............................................................   6.05
(a)(1)(B)..............................................................   6.04
(a)(2).................................................................   N.A.
(b)....................................................................   6.07
(B)(c).................................................................   2.12
317(a)(1)..............................................................   6.08
(a)(2).................................................................   6.09
(b)....................................................................   2.04
318(a).................................................................   12.01
(b)....................................................................   N.A.
(c)....................................................................   12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Senior Subordinated Note
Indenture.

                               TABLE OF CONTENTS
                                                                            Page

                                   ARTICLE 1.
                 DEFINITIONS AND INCORPORATION BY REFERENCE................  1
Section 1.01.    Definitions...............................................  1
Section 1.02.    Other Definitions......................................... 18
Section 1.03.    Incorporation by Reference of Trust Indenture Act......... 19
Section 1.04.    Rules of Construction..................................... 19

                                   ARTICLE 2.
                        THE SENIOR SUBORDINATED NOTES...................... 20
Section 2.01.    Form and Dating........................................... 20
Section 2.02.    Execution and Authentication.............................. 21
Section 2.03.    Registrar and Paying Agent................................ 22
Section 2.04.    Paying Agent to Hold Money in Trust....................... 22
Section 2.05.    Holder Lists.............................................. 23
Section 2.06.    Transfer and Exchange..................................... 23
Section 2.07.    Replacement Senior Subordinated Notes..................... 36
Section 2.08.    Outstanding Senior Subordinated Notes..................... 37
Section 2.09.    Treasury Senior Subordinated Notes........................ 37
Section 2.10.    Temporary Senior Subordinated Notes....................... 37
Section 2.11.    Cancellation.............................................. 38
Section 2.12.    Defaulted Interest........................................ 38
Section 2.13.    CUSIP Numbers............................................. 38

                                   ARTICLE 3.
                          REDEMPTION AND PREPAYMENT........................ 39
Section 3.01.    Notices to Senior Subordinated Note Trustee............... 39
Section 3.02.    Selection of Senior Subordinated Notes to Be Redeemed..... 39
Section 3.03.    Notice of Redemption...................................... 39
Section 3.04.    Effect of Notice of Redemption............................ 40
Section 3.05.    Deposit of Redemption Price............................... 40
Section 3.06.    Senior Subordinated Notes Redeemed in Part................ 41
Section 3.07.    Optional Redemption....................................... 41
Section 3.08.    Mandatory Redemption...................................... 42
Section 3.09.    Offer to Purchase by Application of Excess Proceeds....... 42
Section 3.10.    Special Mandatory Redemption.............................. 44

                                   ARTICLE 4.
                                  COVENANTS................................ 44
Section 4.01.    Payment of Senior Subordinated Notes...................... 44
Section 4.02.    Maintenance of Office or Agency........................... 44
Section 4.03.    Reports................................................... 45
Section 4.04.    Compliance Certificate.................................... 45
Section 4.05.    Taxes..................................................... 46
Section 4.06.    Stay, Extension and Usury Laws............................ 46
Section 4.07.    Restricted Payments....................................... 46

Section 4.08.    Dividend and Other Payment Restrictions Affecting
                 Subsidiaries.............................................. 50
Section 4.09.    Incurrence of Indebtedness and Issuance of Preferred Stock 51
Section 4.10.    Asset Sales............................................... 54
Section 4.11.    Transactions with Affiliates.............................. 55
Section 4.12.    Liens..................................................... 56
Section 4.13.    Business activities....................................... 56
Section 4.14.    Corporate Existence....................................... 56
Section 4.15.    Offer to Repurchase Upon Change of Control................ 56
Section 4.16.    No Senior Subordinated Debt............................... 57
Section 4.17.    Additional Subordinated Subsidiary Guarantees............. 58
Section 4.18.    Payments for consents..................................... 58

                                   ARTICLE 5.
                                 SUCCESSORS................................ 58
Section 5.01.    Merger, Consolidation, or Sale of Assets.................. 58
Section 5.02.    Successor Corporation Substituted......................... 59

                                   ARTICLE 6.
                            DEFAULTS AND REMEDIES.......................... 59
Section 6.01.    Events of Default......................................... 59
Section 6.02.    Acceleration.............................................. 61
Section 6.03.    Other Remedies............................................ 62
Section 6.04.    Waiver of Past Defaults................................... 62
Section 6.05.    Control by Majority....................................... 63
Section 6.06.    Limitation on Suits....................................... 63
Section 6.07.    Rights of Holders of Senior Subordinated Notes to Receive
                 Payment................................................... 63
Section 6.08.    Collection Suit by Senior Subordinated Note Trustee....... 64
Section 6.09.    Senior Subordinated Note Trustee May File Proofs of Claim. 64
Section 6.10.    Priorities................................................ 64
Section 6.11.    Undertaking for Costs..................................... 65

                                   ARTICLE 7.
                      SENIOR SUBORDINATED NOTE TRUSTEE..................... 65
Section 7.01.    Duties of Senior Subordinated Note Trustee................ 65
Section 7.02.    Rights of Senior Subordinated Note Trustee................ 66
Section 7.03.    Individual Rights of Senior Subordinated Note Trustee..... 67
Section 7.04.    Senior Subordinated Note Trustee's Disclaimer............. 67
Section 7.05.    Notice of Defaults........................................ 67
Section 7.06.    Reports by Senior Subordinated Note Trustee to Holders of
                 the Senior Subordinated Notes............................. 67
Section 7.07.    Compensation and Indemnity................................ 68
Section 7.08.    Replacement of Senior Subordinated Note Trustee........... 69
Section 7.09.    Successor Senior Subordinated Note Trustee by Merger, etc. 70
Section 7.10.    Eligibility; Disqualification............................. 70
Section 7.11.    Preferential Collection of Claims Against Company......... 70

                                  ARTICLE 8.
                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE................. 70
Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.. 70
Section 8.02.    Legal Defeasance and Discharge............................ 71
Section 8.03.    Covenant Defeasance....................................... 71
Section 8.04.    Conditions to Legal or Covenant Defeasance................ 72
Section 8.05.    Deposited Money and Government Securities to be Held in
                 Trust; Other Miscellaneous Provisions..................... 73
Section 8.06.    Repayment to Company...................................... 73
Section 8.07.    Reinstatement............................................. 74

                                   ARTICLE 9.
                      AMENDMENT, SUPPLEMENT AND WAIVER..................... 74
Section 9.01.    Without Consent of Holders of Senior Subordinated Notes... 74
Section 9.02.    With Consent of Holders of Senior Subordinated Notes...... 75
Section 9.03.    Compliance with Trust Indenture Act....................... 77
Section 9.04.    Revocation and Effect of Consents......................... 77
Section 9.05.    Notation on or Exchange of Senior Subordinated Notes...... 77
Section 9.06.    Senior Subordinated Note Trustee to Sign Amendments, etc.. 78

                                  ARTICLE 10.
                                SUBORDINATION.............................. 78
Section 10.01.   Agreement to Subordinate.................................. 78
Section 10.02.   Certain Definitions....................................... 78
Section 10.03.   Liquidation; Dissolution; Bankruptcy...................... 79
Section 10.04.   Default on Designated Senior Debt......................... 79
Section 10.05.   Acceleration of Senior Subordinated Notes................. 80
Section 10.06.   When Distribution Must Be Paid Over....................... 80
Section 10.07.   Notice by Company......................................... 81
Section 10.08.   Subrogation............................................... 81
Section 10.09.   Relative Rights........................................... 81
Section 10.10.   Subordination May Not Be Impaired by Company.............. 81
Section 10.11.   Distribution or Notice to Representative.................. 82
Section 10.12.   Rights of Senior Subordinated Note Trustee and Paying
                 Agent..................................................... 82
Section 10.13.   Authorization to Effect Subordination..................... 82
Section 10.14.   Amendments................................................ 82

                                  ARTICLE 11.
                     SUBORDINATED SUBSIDIARY GUARANTEES.................... 83
Section 11.01.   Guarantee................................................. 83
Section 11.02.   Subordination of Subordinated Subsidiary Guarantee........ 84
Section 11.03.   Limitation on Senior Subordinated Note Guarantor Liability 84
Section 11.04.   Execution and Delivery of Subordinated Subsidiary
                 Guarantee................................................. 84
Section 11.05.   Senior Subordinated Note Guarantors May Consolidate, etc.,
                 on Certain Terms.......................................... 85
Section 11.06.   Releases Following Sale of Assets......................... 86

                                  ARTICLE 12.
                               MISCELLANEOUS............................... 86
Section 12.01.   Trust Indenture Act Controls.............................. 86
Section 12.02.   Notices................................................... 87
Section 12.03.   Communication by Holders of Senior Subordinated Notes with
                 Other Holders of Senior Subordinated Notes................ 88
Section 12.04.   Certificate and Opinion as to Conditions Precedent........ 88
Section 12.05.   Statements Required in Certificate or Opinion............. 88
Section 12.06.   Rules by Senior Subordinated Note Trustee and Agents...... 89
Section 12.07.   No Personal Liability of Directors, Officers, Employees
                 and Stockholders.......................................... 89
Section 12.08.   Governing Law............................................. 89
Section 12.09.   No Adverse Interpretation of Other Agreements............. 89
Section 12.10.   Successors................................................ 89
Section 12.11.   Severability.............................................. 89
Section 12.12.   Counterpart Originals..................................... 89
Section 12.13.   Table of Contents, Headings, etc.......................... 90


EXHIBITS

Exhibit A1  FORM OF SENIOR SUBORDINATED NOTE
Exhibit A2  FORM OF TEMPORARY REGULATION S SENIOR SUBORDINATED NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E   FORM OF SUBORDINATED SUBSIDIARY GUARANTEE
Exhibit F   FORM OF SUPPLEMENTAL SENIOR SUBORDINATED NOTE INDENTURE

SCHEDULES

Schedule I  Schedule of Senior Subordinated Note Guarantors

           SENIOR SUBORDINATED NOTE INDENTURE dated as of May 18, 1998 between P&L Coal Holdings Corporation, a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as Senior Subordinated Note Trustee (the "Senior Subordinated Note Trustee").

           The Company and the Senior Subordinated Note Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9-5/8% Series A Senior Subordinated Notes due 2008 (the "Series A Senior Subordinated Notes") and the 9-5/8% Series B Senior Subordinated Notes due 2008 (the "Series B Senior Subordinated Notes" and, together with the Series A Senior Subordinated Notes, the "Senior Subordinated Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

           "144A Global Senior Subordinated Note" means a global note in the form of Exhibit A1 hereto bearing the Global Senior Subordinated Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes sold in reliance on Rule 144A.

           "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "Acquisition" means the acquisition by the Company of: (i) all of the common stock of Peabody Holding Company, (ii) all of the common stock of Gold Fields Mining Corp., (iii) all of the membership interests of Citizens Power LLC, (iv) the 1% interests in CL Hartford, L.L.C., a Delaware limited liability company, and Citizens Power Sales, a Delaware general partnership, both subsidiaries of Citizens Power LLC, (v) all of the shares of Darex Capital, Inc., a company incorporated in the Republic of Panama, and (vi) all of the ordinary shares of Peabody Australia , LTD., which together with Darex Capital, Inc. owns Peabody Resources Limited.

           "Additional Assets" means (i) any property or assets (other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days, other than with respect to coal supply contract restructurings) that is usable by the Company or a Restricted Subsidiary in a Permitted Business or (ii) the Capital Stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

           "Additional Senior Subordinated Notes" means up to $150.0 million in aggregate principal amount of Senior Subordinated Notes (other than the Initial Senior Subordinated Notes) issued under this Senior Subordinated Note Indenture in accordance with Sections 2.02 and 4.09 hereof.

           "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

           "Agent" means any Registrar, Paying Agent or co-registrar.

           "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Senior Subordinated Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

           "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or Section 5.01 hereof and not by the provisions of Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for Net Proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by, or an Investment that is not prohibited by Section 4.07 hereof,
(iv) a disposition of Cash Equivalents or obsolete equipment, (v) foreclosures on assets, (vi) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and (vii) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry.

           "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Bengalla Joint Venture" means Bengalla Mining Co. Pty Limited, Bengalla Agricultural Co. Pty Limited and Bengalla Coal Sales Co. Pty Ltd., which are the joint venture companies related to the Bengalla mine in New South Wales, Australia.

           "Black Beauty Coal Company" means the Indiana general partnership among Thoroughbred, L.L.C., Black Beauty Resources, Inc. and Pittsburg and Midway Coal Mining Co., and any Person collectively owned by those three partners including, but not limited to, Eagle Coal Company and Falcon Coal Company.

           "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

           "Business Day" means any day other than a Legal Holiday.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the U.S. Government or any agency thereof, (b) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any lender under the Senior Credit Facilities or of any commercial bank having capital and surplus in excess of $500.0 million, (c) repurchase obligations of any lender under the Senior Credit Facilities or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the U.S. Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard & Poor's Rating Group or P-2 by Moody's Investor Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of Standard & Poor's Rating Group and Moody's Investor Service, Inc. cease publishing ratings of investments, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor's Rating Group or A by Moody's Investor Service, Inc., (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender under the Senior Credit Facilities or any commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

           "Cedel" means Cedel Bank, SA.

           "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

           "Company" means P&L Coal Holdings Corporation, and any and all successors thereto.

           "Citizens Power" means Citizens Power LLC, a Delaware limited liability company and its direct and indirect Subsidiaries.

           "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs, deferred financing fees and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (iv) depreciation, depletion, amortization (including amortization of goodwill and other intangibles) and other noncash expenses (including, without limitation, writedowns and impairment of property, plant and equipment and intangibles and other long-lived assets) (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, minus (v) noncash items increasing such Consolidated Net Income for such period (other than accruals in accordance with GAAP), plus (vi) without duplication for amounts otherwise included in Consolidated Cash Flow, the amount of the Company's and its Restricted Subsidiaries' proportionate share of the Consolidated Cash Flow of Black Beauty Coal Company and its Subsidiaries for such period (calculated in proportion to the Company's and its Restricted Subsidiaries' common equity ownership), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other noncash expenses of, a Restricted Subsidiary that is not a Senior Subordinated Note Guarantor shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary that is not a Senior Subordinated Note Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the closing of the Acquisition or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Senior Subordinated Note Trustee" shall be at the address of the Senior Subordinated Note Trustee specified in Section
12.02 hereof or such other address as to which the Senior Subordinated Note Trustee may give notice to the Company.

          "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Senior Subordinated Notes are first issued and authenticated under this Senior Subordinated Note Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Indebtedness.

          "Custodian" means the Senior Subordinated Note Trustee, as custodian with respect to the Senior Subordinated Notes in global form, or any successor entity thereto.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Definitive Senior Subordinated Note" means a certificated Senior Subordinated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A1 hereto except that such Senior Subordinated Note shall not bear the Global Senior Subordinated Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto.

          "Depositary" means, with respect to the Senior Subordinated Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depositary with respect to the Senior Subordinated Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Senior Subordinated Note Indenture.

          "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Subordinated Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

          "Domestic Subsidiary" means a Subsidiary that is (i) formed under the laws of the United States of America or a state or territory thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company, other than any private sales to an Affiliate of the Company.

          "Escrow Account" means the escrow account maintained pursuant to the Escrow Letter.

          "Escrow Letter" means that certain escrow letter dated March 2, 1998, by and among Lazard Brothers & Co., Limited, The Energy Group PLC, Peabody Investments Inc. and P&L Coal Holdings Corporation.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Senior Subordinated Notes" means the Senior Subordinated Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

          "Existing Citizens Power Investment" means the Investments in Citizens Power by the Company and its Restricted Subsidiaries as of the date of the closing of the Acquisition.

          "Existing Indebtedness" means up to $292.5 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facilities, the Senior Notes, the Senior Subordinated Notes and related Guarantees) in existence on the date of the closing of the Acquisition, until such amounts are repaid.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on the portion of Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period, expressed as a decimal, in each case, for the Company and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the referrent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and including pro forma cost savings permitted by Article 11 of Regulation S-X, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "Foreign Subsidiaries" means Subsidiaries of the Company that are not Domestic Subsidiaries.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

          "Global Senior Subordinated Note Legend" means the legend set forth in
Section 2.06(g)(ii), which is required to be placed on all Global Senior Subordinated Notes issued under this Senior Subordinated Note Indenture.

          "Global Senior Subordinated Notes" means, individually and collectively, each of the Restricted Global Senior Subordinated Notes and the Unrestricted Global Senior Subordinated Notes, in the form of Exhibits A1 and A2 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case for the purpose of risk management and not for speculation.

          "Holder" means a Person in whose name a Senior Subordinated Note is registered.

          "IAI Global Senior Subordinated Note" means the global Senior Subordinated Note in the form of Exhibit A1 hereto bearing the Global Senior Subordinated Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person, but excluding from the definition of "Indebtedness," any of the foregoing that constitutes (1) an accrued expense,
(2) trade payables and (3) Obligations in respect of reclamation, workers' compensation, including black lung, pensions and retiree health care, in each case to the extent not overdue for more than 90 days. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Senior Subordinated Note through a Participant.

          "Initial Senior Subordinated Notes" means $500.0 million in aggregate principal amount of Senior Subordinated Notes issued under this Senior Subordinated Note Indenture on the date hereof.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees, other than performance guarantees provided for the benefit of Citizens Power, of any portion of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07 hereof.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Senior Subordinated Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

          "Net Income" means, with respect to any Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

          "Net Proceeds" means the aggregate proceeds (cash or property) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale) or the sale or disposition of any Investment, net of the direct costs relating to such Asset Sale, sale or disposition, (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Guarantor Subsidiaries" means (i) Citizens Power and its direct and indirect Subsidiaries, (ii) the Company's future Unrestricted Subsidiaries and (iii) the Company's current and future Foreign Subsidiaries.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Senior Subordinated Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Obligations" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, Guarantees and other liabilities and amounts payable under the documentation governing any Indebtedness or in respect thereto.

          "Offering" means the offering of the Senior Subordinated Notes by the Company.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company who must be a vice-president, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 12.04 and 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Senior Subordinated Note Trustee, that meets the requirements of Sections 12.04 and 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Senior Subordinated Note Trustee.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

          "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Permitted Business" means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructurings, risk management products associated with energy, fuel/power integration and other energy related businesses, ash disposal, environmental remediation, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses, and activities of the Company and its Subsidiaries as of the date of the closing of the Acquisition and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

          "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (e) any Investment existing on the date of the closing of the Acquisition (an "Existing Investment") and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded, (f) advances to employees not in excess of $10.0 million outstanding at any one time; (g) Hedging Obligations permitted under clause (ix) of Section 4.09 hereof; (h) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (i) any Investment in a Permitted Business (whether or not an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (i), does not exceed in aggregate amount the sum of (1) 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus (2) 100% of the Net Proceeds from the sale or disposition of any Investment previously made pursuant to this clause (i) or 100% of the amount of any dividend, distribution or payment from any such Investment, net of income taxes paid or payable in respect thereof, in each case up to the amount of the Investment that was made pursuant to this clause (i) and 50% of the amount of such Net Proceeds or 50% of such dividends, distributions or payments, in each case received in excess of the amount of the Investments made pursuant to this clause (i); (j) guarantees (including Guarantees) of Indebtedness permitted by
Section 4.09 hereof; (k) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to such secured Investment; (l) any Investment in Black Beauty Coal Company having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l), that are at the time outstanding not to exceed $50.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding); (m) Investments in Citizens Power having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m), that are at that time outstanding not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (n) any Investment in the Bengalla Joint Venture and the Warkworth Associates Joint Venture having an aggregate fair market value, taken together with all other Investments made pursuant to this clause
(n), that are at the time outstanding, not to exceed $25.0 million (with any write-down or write-off of any such Investment deemed to remain outstanding);
(o) that portion of any Investment by the Company or a Restricted Subsidiary in a Permitted Business to the extent that the Company or such Restricted Subsidiary will receive in a substantially concurrent transaction an amount in cash equal to the amount of such Investment (or the fair market value of such Investment), net of any obligation to pay taxes or other amounts in respect of the receipt of such cash; provided that the receipt of such cash does not carry any obligation by the Company or such Restricted Subsidiary to repay or return such cash; and (p) the forgiveness or cancellation of any payable due from Citizens Power and its direct and indirect Subsidiaries outstanding on the date of the closing of the Acquisition; provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment would be a Permitted Investment.

          "Permitted Liens" means (i) Liens securing Indebtedness under Credit Facilities that were permitted by the terms of this Senior Subordinated Note Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(vi) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security; (vii) Liens existing on the date of the closing of the Acquisition; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of Senior Subordinated Note Guarantors to secure Senior Debt of such Senior Subordinated Note Guarantors that was permitted by this Senior Subordinated Note Indenture to be incurred; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens on assets of Foreign Subsidiaries to secure Indebtedness that was permitted by this Senior Subordinated Note Indenture to be incurred; (xii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (xiii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceeding may be initiated shall not have expired; (xiv) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or such Subsidiaries; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; (xv) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of the second paragraph of Section 4.09 hereof and other purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business; provided that such Liens are only secured by such property or assets so acquired or improved (including, in the case of the acquisition of Capital Stock of a Person who becomes a Restricted Subsidiary, Liens on the assets of the Person whose Capital Stock was so acquired); (xvi) Liens securing Indebtedness under Hedging Obligations; provided that such Liens are only secured by property or assets that secure the Indebtedness subject to the Hedging Obligation; (xvii) Liens to secure Indebtedness permitted by clause (xv) of the second paragraph of Section 4.09 hereof; and (xviii) Liens on the Equity Interests of Unrestricted Subsidiaries securing Obligations of Unrestricted Subsidiaries not otherwise prohibited by this Senior Subordinated Note Indenture..

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Subordinated Notes on terms at least as favorable to the Holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Principals" means Lehman Brothers Merchant Banking Partners II L.P., any of its respective Affiliates and executive officers of the Company as of the date of the closing of the Acquisition.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Senior Subordinated Notes issued under this Senior Subordinated Note Indenture except where otherwise permitted by the provisions of this Senior Subordinated Note Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 18, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Senior Subordinated Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Senior Subordinated Notes to register such Additional Senior Subordinated Notes under the Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Senior Subordinated Note" means a Regulation S Temporary Global Senior Subordinated Note or Regulation S Permanent Global Senior Subordinated Note, as appropriate.

          "Regulation S Permanent Global Senior Subordinated Note" means a permanent global Senior Subordinated Note in the form of Exhibit A1 hereto bearing the Global Senior Subordinated Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Senior Subordinated Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Senior Subordinated Note" means a temporary global Senior Subordinated Note in the form of Exhibit A2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes initially sold in reliance on Rule 903 of Regulation S.

          "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

          "Responsible Officer" when used with respect to the Senior Subordinated Note Trustee, means any officer within the Corporate Trust Administration of the Senior Subordinated Note Trustee (or any successor group of the Senior Subordinated Note Trustee) or any other officer of the Senior Subordinated Note Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Definitive Senior Subordinated Note" means a Definitive Senior Subordinated Note bearing the Private Placement Legend.

          "Restricted Global Senior Subordinated Note" means a Global Senior Subordinated Note bearing the Private Placement Legend.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day restricted period as defined in Regulation S.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facilities" means those certain Senior Credit Facilities, dated as of May 14, 1998 by and among the Company, the Senior Note Guarantors, Lehman Commercial Paper Inc., as Arranger, Syndication Agent and the Administrative Agent and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

          "Senior Note Indenture" means that certain Senior Note Indenture, dated as of the date hereof, between the Company and State Street Bank and Trust Company, as Senior Note Trustee, as amended or supplemented from time to time, relating to the Senior Notes.

          "Senior Notes" means the Company's 8-7/8% Senior Notes due 2008 issued concurrently pursuant to the Senior Note Indenture.

          "Senior Subordinated Note Guarantors" means each of (i) the Company's Domestic Subsidiaries at the date of the closing of the Acquisition, other than Citizens Power and the Subsidiaries of Citizens Power at the date of the Senior Subordinated Note Indenture and (ii) any other subsidiary that executes a Subordinated Subsidiary Guarantee in accordance with the provisions of this Senior Subordinated Note Indenture, and their respective successors and assigns.

          "Senior Subordinated Note Indenture" means this Senior Subordinated
Note Indenture, as amended or supplemented from time to time.

          "Senior Subordinated Note Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Senior Subordinated Note Indenture and thereafter means the successor serving hereunder.

          "Senior Subordinated Notes" has the meaning assigned to it in the preamble to this Senior Subordinated Note Indenture.

          "Senior Subsidiary Guarantees" mean the guarantees endorsed on the Senior Notes by the Senior Note Guarantors.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Senior Subordinated Note Indenture.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Subsidiary Guarantees" mean the guarantees endorsed on the Senior Subordinated Notes by the Senior Subordinated Note Guarantors.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Senior Subordinated Note Trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Senior Subordinated Note Indenture is qualified under the TIA.

          "Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

          "Transaction Documents" means the documents related to (i) the Acquisition (including, without limitation, the purchase agreement, the participation agreement and the escrow agreement), (ii) the Senior Credit Facilities and (iii) the offering of the Senior Notes and the Senior Subordinated Notes.

          "Treasury Rate" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for redemption (or if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to May 15, 2003; provided, however, that if the average life of such Senior Subordinated Note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such Senior Subordinated Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Unrestricted Global Senior Subordinated Note" means a permanent global Senior Subordinated Note in the form of Exhibit A1 attached hereto that bears the Global Senior Subordinated Note Legend and that has the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Subordinated Notes that do not bear the Private Placement Legend.

          "Unrestricted Definitive Senior Subordinated Note" means one or more Definitive Senior Subordinated Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Subsidiary" means (i) Citizens Power and any direct or indirect Subsidiary of Citizens Power on the date hereof and (ii) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Person: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation
(x) to subscribe for additional Equity Interests in Unrestricted Subsidiaries (except with respect to Permitted Investments) or (y) to maintain or preserve such Person's net worth; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any

Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that the Company and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money. Any such designation by the Board of Directors shall be evidenced to the Senior Subordinated Note Trustee by filing with the Senior Subordinated Note Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof.

              "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act .

              "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

              "Warkworth Associates Joint Venture" means Warkworth Coal Sales Ltd., Warkworth Pastoral Co. Pty, Limited and Warkworth Mining Limited, which are the joint venture companies related to the Warkworth mine in New South Wales, Australia.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

              "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

              "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. OTHER DEFINITIONS.
                                                                   Defined in
     Term                                                           Section

    "Affiliate Transaction"...................................        4.11
    "Asset Sale"..............................................        4.10
    "Asset Sale Offer"........................................        3.09
    "Authentication Order"....................................        2.02
    "Bankruptcy Law"..........................................        4.01
    "Change of Control Offer".................................        4.15
    "Change of Control Payment"...............................        4.15
    "Change of Control Payment Date"..........................        4.15
    "Covenant Defeasance".....................................        8.03

    "Event of Default"........................................        6.01
    "Excess Proceeds".........................................        4.10
    "incur"...................................................        4.09
    "Legal Defeasance"........................................        8.02
    "Offer Amount"............................................        3.09
    "Offer Period"............................................        3.09
    "Paying Agent"............................................        2.03
    "Permitted Debt"..........................................        4.09
    "Purchase Date"...........................................        3.09
    "Registrar"...............................................        2.03
    "Restricted Payments".....................................        4.07

Section 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

              Whenever this Senior Subordinated Note Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Senior Subordinated Note Indenture.

              The following TIA terms used in this Senior Subordinated Note Indenture have the following meanings:

              "Indenture securities" means the Senior Subordinated Notes;

              "Indenture security Holder" means a Holder of a Senior Subordinated Note;

              "Indenture to be qualified" means this Senior Subordinated Note Indenture;

              "Indenture Trustee" or "institutional Trustee" means the Senior Subordinated Note Trustee; and

              "obligor" on the Senior Subordinated Notes and the Subordinated Subsidiary Guarantees means the Company and the Senior Subordinated Note Guarantors, respectively, and any successor obligor upon the Senior Subordinated Notes and the Subordinated Subsidiary Guarantees, respectively.

              All other terms used in this Senior Subordinated Note Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. RULES OF CONSTRUCTION.

              Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)  "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular;

              (5) provisions apply to successive events and transactions; and

              (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                         THE SENIOR SUBORDINATED NOTES

Section 2.01. FORM AND DATING.

              (a)  General.

              The Senior Subordinated Notes and the Senior Subordinated Note Trustee's certificate of authentication shall be substantially in the form of Exhibits A1 and A2 hereto. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Subordinated Note shall be dated the date of its authentication. The Senior Subordinated Notes shall be in denominations of $1,000 and integral multiples thereof.

              The terms and provisions contained in the Senior Subordinated Notes shall constitute, and are hereby expressly made, a part of this Senior Subordinated Note Indenture and the Company, the Senior Subordinated Note Guarantors and the Senior Subordinated Note Trustee, by their execution and delivery of this Senior Subordinated Note Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Subordinated Note conflicts with the express provisions of this Senior Subordinated Note Indenture, the provisions of this Senior Subordinated Note Indenture shall govern and be controlling.

              (b) Global Senior Subordinated Notes.

              Senior Subordinated Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Senior Subordinated Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto). Senior Subordinated Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Senior Subordinated Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto). Each Global Senior Subordinated Note shall represent such of the outstanding Senior Subordinated Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Senior Subordinated Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby shall be made by the Senior Subordinated Note Trustee or the Custodian, at the direction of the Senior Subordinated Note Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

              (c) Temporary Global Senior Subordinated Notes.

              Senior Subordinated Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Senior Subordinated Note, which shall be deposited on behalf of the purchasers of the Senior Subordinated Notes represented thereby with the Senior Subordinated Note Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Senior Subordinated Note Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Senior Subordinated Note Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Senior Subordinated Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Senior Subordinated Note or an IAI Global Senior Subordinated Note bearing a Private Placement Legend, all as contemplated by
Section 2.06(a)(ii) hereof), and (ii) an Officer's Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Senior Subordinated Note shall be exchanged for beneficial interests in Regulation S Permanent Global Senior Subordinated Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Senior Subordinated Notes, the Senior Subordinated Note Trustee shall cancel the Regulation S Temporary Global Senior Subordinated Note. The aggregate principal amount of the Regulation S Temporary Global Senior Subordinated Note and the Regulation S Permanent Global Senior Subordinated Notes may from time to time be increased or decreased by adjustments made on the records of the Senior Subordinated Note Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

              (d) Euroclear and Cedel Procedures Applicable.

              The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Senior Subordinated Note and the Regulation S Permanent Global Senior Subordinated Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02. EXECUTION AND AUTHENTICATION.

              One Officer shall sign the Senior Subordinated Notes for the Company by manual or facsimile signature.

              If an Officer whose signature is on a Senior Subordinated Note no longer holds that office at the time a Senior Subordinated Note is authenticated, the Senior Subordinated Note shall nevertheless be valid.

              A Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Senior Subordinated Note Trustee. The signature shall be conclusive evidence that the Senior Subordinated Note has been authenticated under this Senior Subordinated Note Indenture.

              The Senior Subordinated Note Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Senior Subordinated Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Subordinated Notes. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

              The Senior Subordinated Note Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Subordinated Notes. An authenticating agent may authenticate Senior Subordinated Notes whenever the Senior Subordinated Note Trustee may do so. Each reference in this Senior Subordinated Note Indenture to authentication by the Senior Subordinated Note Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. REGISTRAR AND PAYING AGENT.

              The Company shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Subordinated Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Senior Subordinated Note Trustee in writing of the name and address of any Agent not a party to this Senior Subordinated Note Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Senior Subordinated Note Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

              The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Senior Subordinated Notes.

              The Company initially appoints the Senior Subordinated Note Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Senior Subordinated Notes.

Section 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

              The Company shall require each Paying Agent other than the Senior Subordinated Note Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Senior Subordinated Note Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Subordinated Notes, and will notify the Senior Subordinated Note Trustee of any default by the Company in making any such payment. While any such default continues, the Senior Subordinated Note Trustee may require a Paying Agent to pay all money held by it to the Senior Subordinated Note Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Senior Subordinated Note Trustee. Upon payment over to the Senior Subordinated Note Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Senior Subordinated Note Trustee shall serve as Paying Agent for the Senior Subordinated Notes.

Section 2.05. HOLDER LISTS.

              The Senior Subordinated Note Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Senior Subordinated Note Trustee is not the Registrar, the Company shall furnish to the Senior Subordinated Note Trustee at least seven Business Days before each interest payment date and at such other times as the Senior Subordinated Note Trustee may request in writing, a list in such form and as of such date as the Senior Subordinated Note Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Notes and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06. TRANSFER AND EXCHANGE.

              (a) Transfer and Exchange of Global Senior Subordinated Notes.

              A Global Senior Subordinated Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Senior Subordinated Notes will be exchanged by the Company for Definitive Senior Subordinated Notes if (i) the Company delivers to the Senior Subordinated Note Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Senior Subordinated Notes (in whole but not in part) should be exchanged for Definitive Senior Subordinated Notes and delivers a written notice to such effect to the Senior Subordinated Note Trustee; provided that in no event shall the Regulation S Temporary Global Senior Subordinated Note be exchanged by the Company for Definitive Senior Subordinated Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Senior Subordinated Notes shall be issued in such names as the Depositary shall instruct the Senior Subordinated Note Trustee. Global Senior Subordinated Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Senior Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Global Senior Subordinated Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Senior Subordinated Note. A Global Senior Subordinated Note may not be exchanged for another Senior Subordinated Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Senior Subordinated Note may be transferred and exchanged as provided in Section 2.06(b),(c) or (f) hereof.

              (b) Transfer and Exchange of Beneficial Interests in the Global Senior Subordinated Notes.

              The transfer and exchange of beneficial interests in the Global Senior Subordinated Notes shall be effected through the Depositary, in accordance with the provisions of this Senior Subordinated Note Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Senior Subordinated Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Senior Subordinated

Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

              (i) Transfer of Beneficial Interests in the Same Global Senior Subordinated Note. Beneficial interests in any Restricted Global Senior Subordinated Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Senior Subordinated Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Senior Subordinated Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Senior Subordinated Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

              (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Senior Subordinated Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Senior Subordinated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Senior Subordinated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Senior Subordinated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Senior Subordinated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Senior Subordinated Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Senior Subordinated Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Senior Subordinated Notes contained in this Senior Subordinated Note Indenture and the Senior Subordinated Notes or otherwise applicable under the Securities Act, the Senior Subordinated Note Trustee shall adjust the principal amount of the relevant Global Senior Subordinated Note(s) pursuant to Section 2.06(h) hereof.

              (iii) Transfer of Beneficial Interests to Another Restricted Global Senior Subordinated Note. A beneficial interest in any Restricted Global Senior Subordinated Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Senior Subordinated Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                    (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Senior Subordinated Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Senior Subordinated Note or the Regulation S Global Senior Subordinated Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Senior Subordinated Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Senior Subordinated Note for Beneficial Interests in the Unrestricted Global Senior Subordinated Note. A beneficial interest in any Restricted Global Senior Subordinated Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Senior Subordinated Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Subordinated Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
               Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Senior Subordinated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
               Restricted Global Senior Subordinated Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an

               Unrestricted Global Senior Subordinated Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Senior Subordinated Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Senior Subordinated Note Trustee shall authenticate one or more Unrestricted Global Senior Subordinated Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Senior Subordinated Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Senior Subordinated Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Senior Subordinated Notes.
              (i) Beneficial Interests in Restricted Global Senior Subordinated Notes to Restricted Definitive Senior Subordinated Notes. If any holder of a beneficial interest in a Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Restricted Definitive Senior Subordinated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Senior Subordinated Note, then, upon receipt by the Registrar of the following documentation:

                   (A) if the holder of such beneficial interest in a Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Restricted Definitive Senior Subordinated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                   (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                   (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                   (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Senior Subordinated Note Trustee shall cause the aggregate principal amount of the applicable Global Senior Subordinated Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Senior Subordinated Note Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Senior Subordinated Note in the appropriate principal amount. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest in a Restricted Global Senior Subordinated Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Senior Subordinated Note Trustee shall deliver such Definitive Senior Subordinated Notes to the Persons in whose names such Senior Subordinated Notes are so registered. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest in a Restricted Global Senior Subordinated Note pursuant to this
     Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Senior Subordinated Note may not be exchanged for a Definitive Senior Subordinated Note or transferred to a Person who takes delivery thereof in the form of a Definitive Senior Subordinated Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

               (ii) Beneficial Interests in Restricted Global Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. A holder of a beneficial interest in a Restricted Global Senior Subordinated Note may exchange such beneficial interest for an Unrestricted Definitive Senior Subordinated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a

          Person participating in the distribution of the Exchange Senior Subordinated Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
               Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Definitive Senior Subordinated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
               Restricted Global Senior Subordinated Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Senior Subordinated Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Beneficial Interests in Unrestricted Global Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes.
     If any holder of a beneficial interest in an Unrestricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Definitive Senior Subordinated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Senior Subordinated Note, then, upon satisfaction of the conditions set forth in
     Section 2.06(b)(ii) hereof, the Senior Subordinated Note Trustee shall cause the aggregate principal amount of the applicable Global Senior Subordinated Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Senior Subordinated Note Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Senior Subordinated Note in the appropriate principal amount. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Senior Subordinated Note Trustee shall deliver such Definitive Senior Subordinated Notes to the Persons in whose names such Senior Subordinated Notes are so registered. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Senior Subordinated Notes for Beneficial Interests.

               (i) Restricted Definitive Senior Subordinated Notes to Beneficial Interests in Restricted Global Senior Subordinated Notes. If any Holder of a Restricted Definitive Senior Subordinated Note proposes to exchange such Senior Subordinated Note for a beneficial interest in a Restricted Global Senior Subordinated Note or to transfer such Restricted Definitive Senior Subordinated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Senior Subordinated Note, then, upon receipt by the Registrar of the following documentation:

                   (A) if the Holder of such Restricted Definitive Senior Subordinated Note proposes to exchange such Senior Subordinated Note for a beneficial interest in a Restricted Global Senior Subordinated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                   (B) if such Restricted Definitive Senior Subordinated Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                   (C) if such Restricted Definitive Senior Subordinated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                   (D) if such Restricted Definitive Senior Subordinated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                   (E) if such Restricted Definitive Senior Subordinated Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through
          (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                   (F) if such Restricted Definitive Senior Subordinated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                   (G) if such Restricted Definitive Senior Subordinated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Senior Subordinated Note Trustee shall cancel the Restricted Definitive Senior Subordinated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Senior Subordinated Note, in the case of clause (B) above, the 144A Global Senior Subordinated Note, in the case of clause (c) above, the Regulation S Global Senior Subordinated Note, and in all other cases, the IAI Global Senior Subordinated Note.

               (ii) Restricted Definitive Senior Subordinated Notes to Beneficial Interests in Unrestricted Global Senior Subordinated Notes. A Holder of a Restricted Definitive Senior Subordinated Note may exchange such Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note or transfer such Restricted Definitive Senior Subordinated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Subordinated Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                        (1) if the Holder of such Definitive Senior
               Subordinated Notes proposes to exchange such Senior Subordinated Notes for a beneficial interest in the Unrestricted Global Senior Subordinated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Senior
               Subordinated Notes proposes to transfer such Senior Subordinated Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Senior Subordinated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Senior Subordinated Note Trustee shall cancel the Definitive Senior Subordinated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Senior Subordinated Note.

               (iii) Unrestricted Definitive Senior Subordinated Notes to Beneficial Interests in Unrestricted Global Senior Subordinated Notes. A Holder of an Unrestricted Definitive Senior Subordinated Note may exchange such Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note or transfer such Definitive Senior Subordinated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note at any time. Upon receipt of a request for such an exchange or transfer, the Senior Subordinated Note Trustee shall cancel the applicable Unrestricted Definitive Senior Subordinated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Senior Subordinated Notes.

               If any such exchange or transfer from a Definitive Senior Subordinated Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Senior Subordinated Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Senior Subordinated Note Trustee shall authenticate one or more Unrestricted Global Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of Definitive Senior Subordinated Notes so transferred.

          (e) Transfer and Exchange of Definitive Senior Subordinated Notes for Definitive Senior Subordinated Notes.

          Upon request by a Holder of Definitive Senior Subordinated Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Senior Subordinated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Senior Subordinated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

               (i) Restricted Definitive Senior Subordinated Notes to Restricted Definitive Senior Subordinated Notes. Any Restricted Definitive Senior Subordinated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Senior Subordinated Note if the Registrar receives the following:

                   (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) Restricted Definitive Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. Any Restricted Definitive Senior Subordinated Note may be exchanged by the Holder thereof for an Unrestricted Definitive Senior Subordinated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Senior Subordinated Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Senior
               Subordinated Notes proposes to exchange such Senior Subordinated Notes for an Unrestricted Definitive Senior Subordinated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Senior
               Subordinated Notes proposes to transfer such Senior Subordinated Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
               and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and state "blue sky" laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. A Holder of Unrestricted Definitive Senior Subordinated Notes may transfer such Senior Subordinated Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Senior Subordinated Notes pursuant to the instructions from the Holder thereof.

          (f)  Exchange Offer.

          Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Senior Subordinated Note Trustee shall authenticate (i) one or more Unrestricted Global Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Senior Subordinated Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Senior Subordinated Notes and
(z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Senior Subordinated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Subordinated Notes, the Senior Subordinated Note Trustee shall cause the aggregate principal amount of the applicable Restricted Global Senior Subordinated Notes to be reduced accordingly, and the Company shall execute and the Senior Subordinated Note Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Senior Subordinated Notes so accepted Definitive Senior Subordinated Notes in the appropriate principal amount.

          (g)  Legends

          The following legends shall appear on the face of all Global Senior Subordinated Notes and Definitive Senior Subordinated Notes issued under this Senior Subordinated Note Indenture unless specifically stated otherwise in the applicable provisions of this Senior Subordinated Note Indenture.

               (i)  Private Placement Legend.

                    (A) Except as permitted by subparagraph (B) below, each Global Senior Subordinated Note and each Definitive Senior Subordinated Note (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                    "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
          SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE

          HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
          (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    (B) Notwithstanding the foregoing, any Global Senior Subordinated Note or Definitive Senior Subordinated Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
          (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Senior Subordinated Note Legend. Each Global Senior Subordinated Note shall bear a legend in substantially the following form:

                    "THIS GLOBAL SENIOR SUBORDINATED NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SENIOR SUBORDINATED NOTE INDENTURE GOVERNING THIS SENIOR SUBORDINATED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SENIOR SUBORDINATED NOTE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE SENIOR SUBORDINATED NOTE INDENTURE, (II) THIS GLOBAL SENIOR SUBORDINATED NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE SENIOR SUBORDINATED NOTE INDENTURE, (III) THIS GLOBAL SENIOR SUBORDINATED NOTE MAY BE DELIVERED TO THE SENIOR SUBORDINATED NOTE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE SENIOR SUBORDINATED NOTE INDENTURE AND (IV) THIS GLOBAL SENIOR SUBORDINATED NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (iii) Regulation S Temporary Global Senior Subordinated Note Legend. The Regulation S Temporary Global Senior Subordinated Note shall bear a legend in substantially the following form:

                      "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR SUBORDINATED NOTES, ARE AS SPECIFIED IN THE SENIOR SUBORDINATED NOTE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h)  Cancellation and/or Adjustment of Global Senior Subordinated
Notes.

          At such time as all beneficial interests in a particular Global Senior Subordinated Note have been exchanged for Definitive Senior Subordinated Notes or a particular Global Senior Subordinated Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Senior Subordinated Note shall be returned to or retained and canceled by the Senior Subordinated Note Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Senior Subordinated Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Senior Subordinated Note or for Definitive Senior Subordinated Notes, the principal amount of Senior Subordinated Notes represented by such Global Senior Subordinated Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Subordinated Note by the Senior Subordinated Note Trustee or by the Depositary at the direction of the Senior Subordinated Note Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Senior Subordinated Note, such other Global Senior Subordinated Note shall be increased accordingly and an endorsement shall be made on such Global Senior Subordinated Note by the Senior Subordinated Note Trustee or by the Depositary at the direction of the Senior Subordinated Note Trustee to reflect such increase.

          (i)  General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Senior Subordinated Note Trustee shall authenticate Global Senior Subordinated Notes and Definitive Senior Subordinated Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Senior Subordinated Note or to a Holder of a Definitive Senior Subordinated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Subordinated Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

               (iv) All Global Senior Subordinated Notes and Definitive Senior Subordinated Notes issued upon any registration of transfer or exchange of Global Senior Subordinated Notes or Definitive Senior Subordinated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Senior Subordinated Note Indenture, as the Global Senior Subordinated Notes or Definitive Senior Subordinated Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Senior Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Subordinated Notes for redemption under Section
     3.02 hereof and ending at the close of business on the day of selection,
     (B) to register the transfer of or to exchange any Senior Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part or (c) to register the transfer of or to exchange a Senior Subordinated Note between a record date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Senior Subordinated Note, the Senior Subordinated Note Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated Note for the purpose of receiving payment of principal of and interest on such Senior Subordinated Notes and for all other purposes, and none of the Senior Subordinated Note Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Senior Subordinated Note Trustee shall authenticate Global Senior Subordinated Notes and Definitive Senior Subordinated Notes in accordance with the provisions of Section 2.02 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Senior Subordinated Notes

          If any mutilated Senior Subordinated Note is surrendered to the Senior Subordinated Note Trustee or the Company and the Senior Subordinated Note Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Subordinated Note, the Company shall issue and the Senior Subordinated Note Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Subordinated Note if the Senior Subordinated Note Trustee's requirements are met. If required by the Senior Subordinated Note Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Senior Subordinated Note Trustee and the Company to protect the Company, the Senior Subordinated Note Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Subordinated Note is replaced. The Company may charge for its expenses in replacing a Senior Subordinated Note.

          Every replacement Senior Subordinated Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Senior Subordinated Note Indenture equally and proportionately with all other Senior Subordinated Notes duly issued hereunder.

Section 2.08.  Outstanding Senior Subordinated Notes.

          The Senior Subordinated Notes outstanding at any time are all the Senior Subordinated Notes authenticated by the Senior Subordinated Note Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Senior Subordinated Note effected by the Senior Subordinated Note Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Senior Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Subordinated Note.

          If a Senior Subordinated Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Senior Subordinated Note Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a bona fide purchaser.

          If the principal amount of any Senior Subordinated Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Subordinated Notes payable on that date, then on and after that date such Senior Subordinated Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Senior Subordinated Notes.

          In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Senior Subordinated Note Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Notes that the Senior Subordinated Note Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Senior Subordinated Notes

          Until certificates representing Senior Subordinated Notes are ready for delivery, the Company may prepare and the Senior Subordinated Note Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Subordinated Notes. Temporary Senior Subordinated Notes shall be substantially in the form of certificated Senior Subordinated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Notes and as shall be reasonably acceptable to the Senior Subordinated Note Trustee. Without unreasonable delay, the Company shall prepare and the Senior Subordinated Note Trustee shall authenticate definitive Senior Subordinated Notes in exchange for temporary Senior Subordinated Notes.

          Holders of temporary Senior Subordinated Notes shall be entitled to all of the benefits of this Senior Subordinated Note Indenture.

Section 2.11.  Cancellation.

          The Company at any time may deliver Senior Subordinated Notes to the Senior Subordinated Note Trustee for cancellation. The Registrar and Paying Agent shall forward to the Senior Subordinated Note Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Senior Subordinated Note Trustee and no one else shall cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Senior Subordinated Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Senior Subordinated Notes shall be delivered to the Company. The Company may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes that it has paid or that have been delivered to the Senior Subordinated Note Trustee for cancellation.

Section 2.12.  Defaulted Interest.

          If the Company defaults in a payment of interest on the Senior Subordinated Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof. The Company shall notify the Senior Subordinated Note Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Subordinated Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Senior Subordinated Note Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.  CUSIP Numbers.

          The Company in issuing the Senior Subordinated Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Senior Subordinated Note Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Senior Subordinated Note Trustee of any change in the CUSIP numbers.

                                 ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Senior Subordinated Note Trustee.

          If the Company elects or is required to redeem Senior Subordinated Notes pursuant to the redemption provisions of Sections 3.07 or 3.10 hereof, respectively, it shall furnish to the Senior Subordinated Note Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Senior Subordinated Note Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Subordinated Notes to be redeemed,
(iv) the redemption price and (v) the CUSIP numbers of the Senior Subordinated Notes to be redeemed.

Section 3.02.  Selection of Senior Subordinated Notes to Be Redeemed

          If less than all of the Senior Subordinated Notes are to be redeemed or purchased in an offer to purchase at any time, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes to be redeemed or purchased among the Holders of the Senior Subordinated Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Notes are listed or, if the Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Senior Subordinated Note Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Senior Subordinated Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Senior Subordinated Note Trustee from the outstanding Senior Subordinated Notes not previously called for redemption.

          The Senior Subordinated Note Trustee shall promptly notify the Company in writing of the Senior Subordinated Notes selected for redemption and, in the case of any Senior Subordinated Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Subordinated Notes and portions of Senior Subordinated Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Subordinated Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Senior Subordinated Note Indenture that apply to Senior Subordinated Notes called for redemption also apply to portions of Senior Subordinated Notes called for redemption.

Section 3.03.  Notice of Redemption

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address.

          The notice shall identify the Senior Subordinated Notes to be redeemed, including the CUSIP numbers, and shall state:

               (a)  the redemption date;

               (b)  the redemption price;

               (c) if any Senior Subordinated Note is being redeemed in part, the portion of the principal amount of such Senior Subordinated Note to be redeemed and that, after the redemption date upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Subordinated Note;

               (d)  the name and address of the Paying Agent;

               (e) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in making such redemption payment, interest on Senior Subordinated Notes called for redemption ceases to accrue on and after the redemption date;

               (g) the paragraph of the Senior Subordinated Notes and/or Section of this Senior Subordinated Note Indenture pursuant to which the Senior Subordinated Notes called for redemption are being redeemed; and

               (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes.

          At the Company's request, the Senior Subordinated Note Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Senior Subordinated Note Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Senior Subordinated Note Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Subordinated Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price

          One Business Day prior to the redemption date, the Company shall deposit with the Senior Subordinated Note Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes to be redeemed on that date. The Senior Subordinated Note Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Senior Subordinated Note Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Subordinated Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Subordinated Notes or the portions of

Senior Subordinated Notes called for redemption. If a Senior Subordinated Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Subordinated Note was registered at the close of business on such record date. If any Senior Subordinated Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof.

Section 3.06.  Senior Subordinated Notes Redeemed in Part.

          Upon surrender of a Senior Subordinated Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Senior Subordinated Note Trustee shall authenticate for the Holder at the expense of the Company a new Senior Subordinated Note equal in principal amount to the unredeemed portion of the Senior Subordinated Note surrendered.

Section 3.07.  Optional Redemption.

          (a) The Senior Subordinated Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice.

          (b) Prior to May 15, 2003, the Senior Subordinated Notes will be redeemable at a redemption price equal to 100% of the principal amount thereof plus the applicable Senior Subordinated Notes Make Whole Premium, plus, to the extent not included in the Senior Subordinated Notes Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing, "Senior Subordinated Notes Make Whole Premium" means, with respect to a Senior Subordinated Note, an amount equal to the greater of (a) 104.813% of the outstanding principal amount of such Senior Subordinated Note and (b) the excess of (1) the present value of the remaining interest, premium, if any, and principal payments due on such Senior Subordinated Note as if such Senior Subordinated Note were redeemed on May 15, 2003, computed using a discount rate equal to the Treasury Rate plus basis 50 points, over (2) the outstanding principal amount of such Senior Subordinated Note.

          (c) On or after May 15, 2003, the Senior Subordinated Notes are redeemable at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

         Year                                               Percentage
         2003............................................   104.813%
         2004............................................   103.208%
         2005............................................   101.604%
         2006 and thereafter.............................   100.000%


          (d) Notwithstanding the provisions of clauses (a), (b) and (c) of this
Section 3.07, during the first 36 months after the date of the closing of the Acquisition, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under this Senior Subordinated Note Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Senior Subordinated Notes issued remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 120 days of the date of the closing of such Equity Offering.

          (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

          Except as set forth in Section 3.10 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

Section 3.09.  Offer to Purchase by Application of Excess Proceeds.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Senior Subordinated Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Subordinated Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered in response to the Asset Sale Offer. Payment for any Senior Subordinated Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Subordinated Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Senior Subordinated Note Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (a)  that the Asset Sale Offer is being made pursuant to this
     Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

               (b)  the Offer Amount, the purchase price and the Purchase Date;

               (c) that any Senior Subordinated Note not tendered or accepted for payment shall continue to accrete or accrue interest;

               (d) that, unless the Company defaults in making such payment, any Senior Subordinated Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

               (e) that Holders electing to have a Senior Subordinated Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Senior Subordinated Note purchased and may not elect to have only a portion of such Senior Subordinated Note purchased;

               (f) that Holders electing to have a Senior Subordinated Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Note purchased;

               (h) that, if the aggregate principal amount of Senior Subordinated Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Subordinated Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (i) that Holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Subordinated Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered, and shall deliver to the Senior Subordinated Note Trustee an Officer's Certificate stating that such Senior Subordinated Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Subordinated Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Subordinated Note, and the Senior Subordinated Note Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Subordinated Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Note surrendered. Any Senior Subordinated Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10.  Special Mandatory Redemption.

          In the event that the Escrow Account is released without the consummation of the Acquisition (or if the Acquisition is not consummated within 30 days of such deposit), the Company shall redeem the Senior Subordinated Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01.  Payment of Senior Subordinated Notes.

          The Company or a Senior Subordinated Note Guarantor shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company or a Senior Subordinated Note Guarantor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Senior Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Senior Subordinated Note Trustee or an affiliate of the Senior Subordinated Note Trustee, Registrar or co-registrar) where Senior Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Subordinated Notes and this Senior Subordinated Note Indenture may be served. The Company shall give prompt written notice to the Senior Subordinated Note Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Senior Subordinated Note Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Senior Subordinated Note Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Senior Subordinated Note Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Senior Subordinated Note Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  Reports.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Senior Subordinated Notes are outstanding, the Company shall furnish to the Holders of Senior Subordinated Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S) 314(a).

          (b) For so long as any Senior Subordinated Notes remain outstanding, the Company and the Senior Subordinated Note Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.  Compliance Certificate.

          (a) The Company and each Senior Subordinated Note Guarantor (to the extent that such Senior Subordinated Note Guarantor is so required under the
TIA) shall deliver to the Senior Subordinated Note Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Senior Subordinated Note Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Senior Subordinated Note Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Senior Subordinated Note Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Subordinated Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Senior Subordinated Notes are outstanding, deliver to the Senior Subordinated Note Trustee, as soon as possible, but in no event later than five days after any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Subordinated Notes.

Section 4.06.  Stay, Extension and Usury Laws.

          The Company and each of the Senior Subordinated Note Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Senior Subordinated Note Indenture; and the Company and each of the Senior Subordinated Note Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Senior Subordinated Note Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries'

Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Subordinated Notes or any Subordinated Subsidiary Guarantee, except a payment of interest or principal at Stated Maturity or Indebtedness permitted under clause (viii) of Section 4.09 hereof or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the closing of the Acquisition (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), and (ix) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the closing of the Acquisition to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds or the fair market value of property other than cash received by the Company since the date of the closing of the Acquisition as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that either any Existing Citizens Power Investment or any Restricted Investment that reduced the amount available for Restricted Payments under this clause (c) is sold for cash or otherwise liquidated or repaid for cash or any dividend or payment is received by the Company or a Restricted Subsidiary after the date of the closing of the Acquisition in respect of such Investment, 100% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith, up to the amount of the Existing Citizens Power Investment on the date of the closing of the Acquisition or the Restricted Investment that reduced this clause
(c), as the case may be, and thereafter 50% of the amount of Net Proceeds or dividends or payments (including the fair market value of property) received in connection therewith (except that the amount of dividends or payments received in respect of payments of Obligations in respect of such Investments, such as taxes, shall not increase the amounts under this clause (c)), plus (iv) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of the closing of the Acquisition, 100% of the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation up to the amount of the Restricted Investments made in such Subsidiary that reduced this clause (c) and 50% of the excess of the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation over (1) the amount of the Restricted Investment that reduced this clause (c) and (2) any amounts that increased the amount available as a Permitted Investment; provided, further, that if Citizens Power or any of its Subsidiaries is designated as a Restricted Subsidiary, the amount of the fair market value of the Investment therein on the date hereof shall also be credited to this clause
(c); provided, further, that any amounts that increase this clause (c) shall not duplicatively increase amounts available as Permitted Investments.

          The foregoing provisions will not prohibit:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the this Senior Subordinated Note Indenture;

               (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

               (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

               (iv) dividends or distributions by a Restricted Subsidiary of the Company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

               (v) Investments in Unrestricted Subsidiaries having an aggregate fair market value not to exceed the amount, at the time of such Investment, substantially concurrently contributed in cash or Cash Equivalents to the common equity capital of the Company after the date of the closing of the Acquisition; provided that any such amount contributed shall be excluded from the calculation made pursuant to clause (c) above;

               (vi) the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the date of the closing of the Acquisition, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the Company's Common Stock registered on Form S-8;

               (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any present or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement or stock option agreement or any other management or employee benefit plan in effect as of the date of the closing of the Acquisition;

     provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds from the sale of Equity Interests of the Company or a Restricted Subsidiary to members of management and directors of the Company and its Subsidiaries that occurs after the date of the closing of the Acquisition, plus (y) the cash proceeds of key-man life insurance policies received by the Company and its Restricted Subsidiaries after the date of the closing of the Acquisition, less (z) the amount of any Restricted Payments previously made pursuant to clauses (x) and (y) of this subparagraph (vii); and, provided further, that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or a Restricted Subsidiary will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Senior Subordinated Note Indenture and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

                (viii) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

                (ix) other Restricted Payments not otherwise prohibited by this
     Section 4.07 in an aggregate amount not to exceed $25.0 million under this clause (ix).

          As of the date of the closing of the Acquisition, all of the Company's Subsidiaries other than Citizen's Power and its Subsidiaries will be Restricted Subsidiaries. The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          If, at any time, any Unrestricted Subsidiary would fail to meet the requirements in the definition of "Unrestricted Subsidiary" as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Senior Subordinated Note Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any noncash Restricted Payment or any adjustment made pursuant to paragraph (c) of this Section 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Senior Subordinated Note Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Senior Subordinated Note Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

          If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by the Company or a Restricted Subsidiary and such amounts may be credited to clause (c) above, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Senior Subordinated Note Guarantor to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Senior Subordinated Note Indenture and/or the closing of the Acquisition, (b) the Senior Credit Facilities as in effect as of the date of the Senior Subordinated Note Indenture and/or the closing of the Acquisition, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of the Senior Subordinated Note Indenture and/or the closing of the Acquisition, (c) the Senior Note Indenture, this Senior Subordinated Note Indenture, the Senior Notes and the Senior Subordinated Notes, (d) applicable law or any applicable rule, regulation or order, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Senior Subordinated Note Indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a

Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of
Section 4.12 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business and (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
(a) through (l) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, not materially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those (considered as a whole) contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Company's Restricted Subsidiaries may incur Indebtedness or issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

               (i) the incurrence by the Company of term Indebtedness under Credit Facilities (and the Guarantee thereof by the Senior Subordinated Note Guarantors); provided that the aggregate principal amount of all term Indebtedness outstanding under this clause (i) after giving effect to such incurrence does not exceed an amount equal to $920.0 million;

               (ii) the incurrence by the Company of revolving credit Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) under Credit Facilities (and the Guarantee thereof by the Senior Subordinated Note Guarantors); provided that the aggregate principal amount of all revolving credit Indebtedness outstanding under this clause (ii) after giving effect to such incurrence does not exceed an amount equal to $480.0 million;

               (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

               (iv) the incurrence by the Company, the Senior Subordinated Note Guarantors and the Senior Note Guarantors of Indebtedness represented by the Senior Notes, the Senior Subordinated Notes, the Senior Subsidiary Guarantees and the Subordinated Subsidiary Guarantees limited in aggregate principal amount, without duplication, to amounts outstanding under the Senior Note Indenture and this Senior Subordinated Note Indenture as of their respective dates;

               (v) (A) the guarantee by the Company or any of the Senior Subordinated Note Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company or (B) the incurrence of Indebtedness of a Restricted Subsidiary to the extent that such Indebtedness is supported by a letter of credit, in each case that was permitted to be incurred by another provision of this covenant;

               (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations) to finance the acquisition (including by direct purchase, by lease or indirectly by the acquisition of the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of such acquisition) or improvement of property (real or personal) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding pursuant to this clause (vi) and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi), does not exceed an amount equal to 5% of Total Assets at the time of such incurrence;

               (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Senior Subordinated Note Indenture to be incurred under the first paragraph hereof or clauses (iii), (iv) or (vii) of this paragraph;

               (viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Subordinated Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
     (viii);

               (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

               (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x), and the issuance of preferred stock by Unrestricted Subsidiaries;

               (xi) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance guarantees (including, without limitation, performance guarantees pursuant to coal supply agreements or equipment leases), to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

               (xii) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

               (xiii) the guarantee by the Company or any of the Senior Subordinated Note Guarantors of additional Indebtedness relating to Black Beauty Coal Company not to exceed $50.0 million in aggregate principal amount outstanding at any one time under this clause (xiii);

               (xiv) the incurrence of Indebtedness relating to the Bengalla Joint Venture or the Warkworth Associates Joint Venture in an aggregate amount not to exceed $100.0 million in aggregate principal amount outstanding at any one time under this clause (xiv); and

               (xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xv), not to exceed $250.0 million.

     For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

Section 4.10.  Asset Sales.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value as determined in good faith by the Company (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Senior Subordinated Note Trustee with respect to any Asset Sale determined to have a value greater that $25.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities; provided that the following amounts shall be deemed to be cash: (w) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, (x) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days following the closing of such Asset Sale (to the extent of the cash received),
(y) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (y) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) Additional Assets received in an exchange of assets transaction.

          Within 360 days after the receipt of any cash Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply such cash Net Proceeds, at its option, (a) to repay Senior Debt of the Company or any Restricted Subsidiary including, without limitation, Indebtedness under a Credit Facility and the Senior Notes, (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other assets or Investments that are used or useful in a Permitted Business or (c) to apply the cash Net Proceeds from such Asset Sale to an Investment in Additional Assets. Any cash Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall be required to make an offer to all Holders of Senior Subordinated Notes and all holders of other Indebtedness that is not Senior Debt containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Subordinated Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth herein and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Senior Subordinated Note Indenture. If the aggregate principal amount of Senior Subordinated Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.  Transactions with Affiliates.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless (i) such Affiliate Transaction is on terms that are materially no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Senior Subordinated Note Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement or other compensation plan or arrangement for employees entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary; (ii) transactions between or among the Company and/or its Restricted Subsidiaries,
(iii) payment of reasonable fees to officers, directors, employees or consultants of the Company; (iv) Restricted Payments that are permitted by, and Investments that are not prohibited by, Section 4.07 hereof; (v) indemnification payments made to officers, directors and employees of the Company or any Restricted Subsidiary pursuant to charter, bylaw, statutory or contractual provisions; (vi) the payment of customary annual management, consulting and advisory fees and related expenses to Lehman Merchant Bank and its Affiliates;
(vii) payments by the Company or any of its Restricted Subsidiaries to Lehman Merchant Bank and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith; (viii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the closing of the Acquisition and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of the closing of the Acquisition shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect; (ix) transactions pursuant to the terms of the Transaction Documents in effect on the date of the closing of the Acquisition; (x) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Senior Subordinated Note Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (xi) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Obligations in respect of borrowed money; and (xii) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries.

Section 4.12.  Liens.

          The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Senior Subordinated Note Indenture and the Senior Subordinated Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13.  Business activities.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14.  Corporate Existence.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Subordinated Notes.

Section 4.15.  Offer to Repurchase Upon Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Senior Subordinated Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Subordinated Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required herein and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Senior Subordinated Note Trustee the Senior Subordinated Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Senior Subordinated Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Subordinated Notes so tendered the Change of Control Payment for such Senior Subordinated Notes, and, upon receipt of an Authentication Order, the Senior Subordinated Note Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided that each such new Senior Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this
Section 4.15, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt other than the Senior Notes or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt other than the Senior Notes to permit the repurchase of Senior Subordinated Notes required by this Section 4.15. With respect to the Senior Subordinated Notes, the Company may effect a Change of Control hereunder pursuant to the terms of this Senior Subordinated Note Indenture; provided that the Company complies with the provisions of the Senior Note Indenture pursuant to Section 4.15 thereunder. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Change of Control provisions described above shall be applicable whether or not any other provisions of this Senior Subordinated Note Indenture are applicable.

          (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer or if the Company exercises its option to purchase the Senior Subordinated Notes.

Section 4.16.  No Senior Subordinated Debt.

          (i) The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Senior Subordinated Notes, and (ii) no Senior Subordinated Note Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Subsidiary Guarantees and senior in any respect in right of payment to the Subordinated Subsidiary Guarantees.

Section 4.17.  Additional Subordinated Subsidiary Guarantees.

          If the Company or any of its Domestic Subsidiaries shall acquire or create another Domestic Subsidiary after the date hereof and such Domestic Subsidiary provides a guarantee of the Senior Credit Facilities, then such newly acquired or created Domestic Subsidiary shall execute a supplemental indenture in form and substance substantially similar to Exhibit F hereto providing that
                                               ---------
such Domestic Subsidiary shall become a Senior Subordinated Note Guarantor under this Senior Subordinated Note Indenture, provided, however, this Section 4.17 shall not apply to any Domestic Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Senior Subordinated Note Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

Section 4.18.  Payments for consents

          The Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Senior Subordinated Note Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE 5.
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Senior Subordinated Notes and this Senior Subordinated Note Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Senior Subordinated Note Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the entity surviving such consolidation or merger would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 or (B) the Fixed Charge Coverage Ratio for the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge

Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction. The Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries.

          Notwithstanding the foregoing clause (iv), (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company in another State of the United States or the form of organization of the Company so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby and provided that the successor assumes all the obligations of the Company under the Registration Rights Agreement, the Senior Subordinated Notes and this Senior Subordinated Note Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Senior Subordinated Note Trustee.

Section 5.02.  Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Senior Subordinated Note Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Senior Subordinated
Note Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Subordinated Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

          An "Event of Default" occurs if:

          (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior Subordinated Notes and such default continues for a period of 30 days (whether or not prohibited by the subordination provisions of Article 10);

          (b) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by the subordination provisions of Article 10);

          (c) the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Senior Subordinated Notes as required by Sections 4.10 and/or 4.15 hereof;

          (d) the Company fails to comply for 30 days after notice to the Company by the Senior Subordinated Note Trustee with any of the provisions of Sections 4.07 or 4.09 hereof; or the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Senior Subordinated Note Indenture or the Senior Subordinated Notes for 60 days after notice to the Company by the Senior Subordinated Note Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class;

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Senior Subordinated Note Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $50.0 million or more;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $50.0 million;

          (g) the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (i)    commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v)    generally is not paying its debts as they become due; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (ii) appoints a custodian of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (iii) orders the liquidation of the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days;

          (i) except as permitted by this Senior Subordinated Note Indenture, any Subordinated Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Senior Subordinated Note Guarantor, or any Person acting on behalf of any Senior Subordinated Note Guarantor, shall deny or disaffirm its obligations under such Senior Subordinated Note Guarantor's Subordinated Subsidiary Guarantee; or

          (j) the Company fails to deposit the required amounts into the Escrow Account pursuant to the Escrow Letter or any failure of the proceeds of the Escrow Account to be applied as required under the Escrow Letter.

Section 6.02.  Acceleration.

          If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Senior Subordinated Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately; provided, that so long as any Designated Senior Debt is outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any Designated Senior Debt or (ii) five Business Days after receipt by the Company and the Representative of the Designated Senior Debt of written notice of such acceleration of the Senior Subordinated Notes. Upon any such declaration, the Senior Subordinated Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Senior Subordinated Notes shall be due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by written notice to the Senior Subordinated Note Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs on or after May 15, 2003, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Subordinated Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Senior


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

Subordinated Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Senior Subordinated Note Indenture or in the Senior Subordinated Notes to the contrary notwithstanding. If an Event of Default occurs prior to May 15, 2003, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding paying the premium upon redemption of the Senior Subordinated Notes prior to such date, then, upon acceleration of the Senior Subordinated Notes, a premium shall also become and be immediately due and payable in an amount, for each of the years beginning on May 15 of the years set forth below, as set forth below (expressed as a percentage of the aggregate principal amount to the date of payment that would otherwise be due but for the provisions of this sentence):

                Year                                    Percentage
                1998...............................      112.833%
                1999...............................      111.229%
                2000...............................      109.625%
                2001...............................      108.021%
                2002...............................      106.417%

Section 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Senior Subordinated Note Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Senior Subordinated Note Indenture.

          The Senior Subordinated Note Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Senior Subordinated Note Trustee or any Holder of a Senior Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by notice to the Senior Subordinated Note Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Subordinated Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Senior Subordinated Note Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


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

Section 6.05.  Control by Majority.

          Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Senior Subordinated Note Trustee or exercising any trust or power conferred on it. However, the Senior Subordinated Note Trustee may refuse to follow any direction that conflicts with law or this Senior Subordinated Note Indenture that the Senior Subordinated Note Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Subordinated Notes or that may involve the Senior Subordinated Note Trustee in personal liability.

Section 6.06.  Limitation on Suits.

          A Holder of a Senior Subordinated Note may pursue a remedy with respect to this Senior Subordinated Note Indenture or the Senior Subordinated Notes only if:

               (a) the Holder of a Senior Subordinated Note gives to the Senior Subordinated Note Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes make a written request to the Senior Subordinated Note Trustee to pursue the remedy;

               (c) such Holder of a Senior Subordinated Note or Holders of Senior Subordinated Notes offer and, if requested, provide to the Senior Subordinated Note Trustee indemnity satisfactory to the Senior Subordinated Note Trustee against any loss, liability or expense;

               (d) the Senior Subordinated Note Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes do not give the Senior Subordinated Note Trustee a direction inconsistent with the request.

          A Holder of a Senior Subordinated Note may not use this Senior Subordinated Note Indenture to prejudice the rights of another Holder of a Senior Subordinated Note or to obtain a preference or priority over another Holder of a Senior Subordinated Note.

Section 6.07.  Rights of Holders of Senior Subordinated Notes to Receive
Payment.

          Notwithstanding any other provision of this Senior Subordinated Note Indenture, the right of any Holder of a Senior Subordinated Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Subordinated Note, on or after the respective due dates expressed in the Senior Subordinated Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


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

Section 6.08.  Collection Suit by Senior Subordinated Note Trustee.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Senior Subordinated Note Trustee is authorized to recover judgment in its own name and as Senior Subordinated Note Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Subordinated Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Note Trustee, its agents and counsel.

Section 6.09.  Senior Subordinated Note Trustee May File Proofs of Claim.

          The Senior Subordinated Note Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Senior Subordinated Note Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Note Trustee, its agents and counsel) and the Holders of the Senior Subordinated Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Subordinated Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Senior Subordinated Note Trustee, and in the event that the Senior Subordinated Note Trustee shall consent to the making of such payments directly to the Holders, to pay to the Senior Subordinated Note Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Note Trustee, its agents and counsel, and any other amounts due the Senior Subordinated Note Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Senior Subordinated Note Trustee, its agents and counsel, and any other amounts due the Senior Subordinated Note Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Senior Subordinated Note Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder, or to authorize the Senior Subordinated Note Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

          If the Senior Subordinated Note Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Senior Subordinated Note Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Senior Subordinated Note Trustee and the costs and expenses of collection;

          Second: to Holders of Senior Subordinated Notes for amounts due and unpaid on the Senior Subordinated Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Senior Subordinated Note Trustee may fix a record date and payment date for any payment to Holders of Senior Subordinated Notes pursuant to this
Section 6.10.

Section 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Senior Subordinated Note Indenture or in any suit against the Senior Subordinated Note Trustee for any action taken or omitted by it as a Senior Subordinated Note Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Senior Subordinated Note Trustee, a suit by a Holder of a Senior Subordinated Note pursuant to Section
6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Subordinated Notes.

                                  ARTICLE 7.
                       SENIOR SUBORDINATED NOTE TRUSTEE

Section 7.01.  Duties of Senior Subordinated Note Trustee.

          (a) If an Event of Default has occurred and is continuing, the Senior Subordinated Note Trustee shall exercise such of the rights and powers vested in it by this Senior Subordinated Note Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the duties of the Senior Subordinated Note Trustee shall be determined solely by the express provisions of this Senior Subordinated
     Note Indenture and the Senior Subordinated Note Trustee need perform only those duties that are specifically set forth in this Senior Subordinated
     Note Indenture and no others, and no implied covenants or obligations shall be read into this Senior Subordinated Note Indenture against the Senior Subordinated Note Trustee; and

               (ii) in the absence of bad faith on its part, the Senior Subordinated Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Senior Subordinated Note Trustee and conforming to the requirements of this Senior Subordinated Note Indenture. However, the Senior Subordinated Note Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Senior Subordinated Note Indenture.

          (c) The Senior Subordinated Note Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Senior Subordinated Note Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Senior Subordinated Note Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Senior Subordinated Note Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Senior Subordinated Note Indenture that in any way relates to the Senior Subordinated Note Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section and Section 7.02.

          (e) No provision of this Senior Subordinated Note Indenture shall require the Senior Subordinated Note Trustee to expend or risk its own funds or incur any liability. The Senior Subordinated Note Trustee shall be under no obligation to exercise any of its rights and powers under this Senior Subordinated Note Indenture at the request of any Holders, unless such Holder shall have offered to the Senior Subordinated Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Senior Subordinated Note Trustee shall not be liable for interest on any money received by it except as the Senior Subordinated Note Trustee may agree in writing with the Company. Money held in trust by the Senior Subordinated Note Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Senior Subordinated Note Trustee.

          (a) The Senior Subordinated Note Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Senior Subordinated Note Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Senior Subordinated Note Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Senior Subordinated Note Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Senior Subordinated Note Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Senior Subordinated Note Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Senior Subordinated Note Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Senior Subordinated
Note Indenture.


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

          (e) Unless otherwise specifically provided in this Senior Subordinated
Note Indenture, any demand, request, direction or notice from the Company or any Senior Subordinated Note Guarantor shall be sufficient if signed by an Officer of the Company or Senior Subordinated Note Guarantor issuing such demand, request or notice.

          (f) The Senior Subordinated Note Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Senior Subordinated
Note Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Senior Subordinated Note Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.  Individual Rights of Senior Subordinated Note Trustee.

          The Senior Subordinated Note Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Senior Subordinated Note Trustee. However, in the event that the Senior Subordinated Note Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Senior Subordinated Note Trustee or resign. Any Agent may do the same with like rights and duties. The Senior Subordinated Note Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Senior Subordinated Note Trustee's Disclaimer.

          The Senior Subordinated Note Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Senior Subordinated Note Indenture or the Senior Subordinated Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Subordinated Notes or any money paid to the Company or upon the Company's direction under any provision of this Senior Subordinated Note Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Senior Subordinated Note Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Subordinated Notes or any other document in connection with the sale of the Senior Subordinated Notes or pursuant to this Senior Subordinated Note Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Senior Subordinated Note Trustee, the Senior Subordinated Note Trustee shall mail to Holders of Senior Subordinated Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Subordinated Note, the Senior Subordinated Note Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Notes.

Section 7.06. Reports by Senior Subordinated Note Trustee to Holders of the Senior Subordinated Notes.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Senior Subordinated Note Indenture, and for so long as Senior Subordinated Notes remain outstanding, the Senior Subordinated Note Trustee shall mail to the Holders of the Senior Subordinated Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Senior Subordinated Note Trustee also shall comply with TIA
(S) 313(b)(2). The Senior Subordinated Note Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to the Holders of Senior Subordinated Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Senior Subordinated Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Senior Subordinated Note Trustee when the Senior Subordinated Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

          The Company and the Senior Subordinated Note Guarantors shall pay to the Senior Subordinated Note Trustee from time to time reasonable compensation for its acceptance of this Senior Subordinated Note Indenture and services hereunder. The Senior Subordinated Note Trustee's compensation shall not be limited by any law on compensation of a Senior Subordinated Note Trustee of an express trust. The Company and the Senior Subordinated Note Guarantors shall reimburse the Senior Subordinated Note Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Senior Subordinated Note Trustee's agents and counsel.

          The Company and the Senior Subordinated Note Guarantors shall indemnify the Senior Subordinated Note Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Senior Subordinated Note Indenture, including the costs and expenses of enforcing this Senior Subordinated Note Indenture against the Company and the Senior Subordinated Note Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company and the Senior Subordinated Note Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Senior Subordinated Note Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Senior Subordinated Note Trustee to so notify the Company shall not relieve the Company and the Senior Subordinated Note Guarantors of its obligations hereunder. The Company shall defend the claim and the Senior Subordinated Note Trustee shall cooperate in the defense. The Senior Subordinated Note Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company and the Senior Subordinated Note Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Senior Subordinated Note Indenture.

          To secure the Company's and the Senior Subordinated Note Guarantors' payment obligations in this Section, the Senior Subordinated Note Trustee shall have a Lien prior to the Senior Subordinated Notes on all money or property held or collected by the Senior Subordinated Note Trustee, except that held in trust to pay principal and interest on particular Senior Subordinated Notes. Such Lien shall survive the satisfaction and discharge of this Senior Subordinated Note Indenture.

          When the Senior Subordinated Note Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Senior Subordinated Note Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Senior Subordinated Note Trustee.

          A resignation or removal of the Senior Subordinated Note Trustee and appointment of a successor Senior Subordinated Note Trustee shall become effective only upon the successor Senior Subordinated Note Trustee's acceptance of appointment as provided in this Section.

          The Senior Subordinated Note Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Senior Subordinated Notes of a majority in principal amount of the then outstanding Senior Subordinated Notes may remove the Senior Subordinated Note Trustee by so notifying the Senior Subordinated Note Trustee and the Company in writing. The Company may remove the Senior Subordinated Note Trustee if:

               (a) the Senior Subordinated Note Trustee fails to comply with
     Section 7.10 hereof;

               (b) the Senior Subordinated Note Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Senior Subordinated Note Trustee under any Bankruptcy Law;

               (c) a custodian or public officer takes charge of the Senior Subordinated Note Trustee or its property; or

               (d) the Senior Subordinated Note Trustee becomes incapable of acting.

          If the Senior Subordinated Note Trustee resigns or is removed or if a vacancy exists in the office of Senior Subordinated Note Trustee for any reason, the Company shall promptly appoint a successor Senior Subordinated Note Trustee. Within one year after the successor Senior Subordinated Note Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may appoint a successor Senior Subordinated Note Trustee to replace the successor Senior Subordinated Note Trustee appointed by the Company.

          If a successor Senior Subordinated Note Trustee does not take office within 60 days after the retiring Senior Subordinated Note Trustee resigns or is removed, the retiring Senior Subordinated Note Trustee, the Company, or the Holders of Senior Subordinated Notes of at least 10% in principal amount of the then outstanding Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Senior Subordinated Note Trustee.

          If the Senior Subordinated Note Trustee, after written request by any Holder of a Senior Subordinated Note who has been a Holder of a Senior Subordinated Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Subordinated Note may petition any court of competent jurisdiction for the removal of the Senior Subordinated Note Trustee and the appointment of a successor Senior Subordinated Note Trustee.

          A successor Senior Subordinated Note Trustee shall deliver a written acceptance of its appointment to the retiring Senior Subordinated Note Trustee and to the Company. Thereupon, the resignation or removal of the retiring Senior Subordinated Note Trustee shall become effective, and the successor Senior Subordinated Note Trustee shall have all the rights, powers and duties of the Senior Subordinated Note Trustee under this Senior Subordinated Note Indenture. The successor Senior Subordinated Note Trustee shall mail a notice of its succession to Holders of the Senior Subordinated Notes. The retiring Senior Subordinated Note Trustee shall promptly transfer all property held by it as Senior Subordinated Note Trustee to the successor Senior Subordinated Note Trustee, provided all sums owing to the Senior Subordinated Note Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Senior Subordinated Note Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Senior Subordinated Note Trustee.

Section 7.09.  Successor Senior Subordinated Note Trustee by Merger, etc.

          If the Senior Subordinated Note Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Senior Subordinated Note Trustee.

Section 7.10.  Eligibility; Disqualification.

          There shall at all times be a Senior Subordinated Note Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Senior Subordinated Note Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

          This Senior Subordinated Note Indenture shall always have a Senior Subordinated Note Trustee who satisfies the requirements of TIA (S) 310(a)(1),
(2) and (5).  The Senior Subordinated Note Trustee is subject to TIA (S) 310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

          The Senior Subordinated Note Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Senior Subordinated Note Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied


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

to all outstanding Senior Subordinated Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Subordinated Notes and to have each Senior Subordinated Note Guarantor's obligation discharged with respect to its Subordinated Subsidiary Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Senior Subordinated Note Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Subordinated Notes and this Senior Subordinated Note Indenture (and the Senior Subordinated Note Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Subordinated Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Senior Subordinated Notes when such payments are due, (b) the Company's obligations with respect to such Senior Subordinated Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Senior Subordinated Note Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Senior Subordinated Note Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17
and 4.18 hereof with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Subordinated Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes, the Company and each Senior Subordinated Note Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Senior Subordinated Note Indenture and such Senior Subordinated Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to


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this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Subordinated Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Senior Subordinated Note Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Senior Subordinated Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Senior Subordinated Note Trustee an Opinion of Counsel in the United States reasonably acceptable to the Senior Subordinated Note Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Senior Subordinated Note Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Senior Subordinated Note Trustee an Opinion of Counsel in the United States reasonably acceptable to the Senior Subordinated Note Trustee confirming that the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Subordinated Notes pursuant to this
Article 8 concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the effective date of such defeasance;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Senior Subordinated Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;


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

          (f) the Company shall have delivered to the Senior Subordinated Note Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the effective date of such defeasance, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Senior Subordinated Note Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Senior Subordinated Note Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Senior Subordinated Note Trustee (or other qualifying Senior Subordinated Note Trustee, collectively for purposes of this Section 8.05, the "Senior Subordinated Note Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Senior Subordinated Note Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Senior Subordinated Note Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Senior Subordinated Note Trustee may determine, to the Holders of such Senior Subordinated Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company and the Senior Subordinated Note Guarantors shall pay and indemnify the Senior Subordinated Note Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Senior Subordinated Note Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Senior Subordinated Note Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.

          Any money deposited with the Senior Subordinated Note Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Senior Subordinated Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held


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

by the Company) shall be discharged from such trust; and the Holder of such Senior Subordinated Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Senior Subordinated Note Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Senior Subordinated Note Trustee thereof, shall thereupon cease; provided, however, that the Senior Subordinated Note Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.  Reinstatement.

          If the Senior Subordinated Note Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Senior Subordinated Note Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Senior Subordinated Note Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Subordinated Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money held by the Senior Subordinated Note Trustee or Paying Agent.

                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Senior Subordinated Notes.

          Notwithstanding Section 9.02 of this Senior Subordinated Note Indenture, the Company, the Senior Subordinated Note Guarantors and the Senior Subordinated Note Trustee may amend or supplement this Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes without the consent of any Holder of a Senior Subordinated Note:

               (a) to cure any ambiguity, defect or inconsistency;

               (b) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

               (c) to provide for the assumption of the Company's or a Senior Subordinated Note Guarantor's obligations to the Holders of the Senior Subordinated Notes by a successor to the Company or a Senior Subordinated Note Guarantor pursuant to Article 5 or Article 11 hereof;

                (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Subordinated Note;

                (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Senior Subordinated Note Indenture under the TIA;

                (f) to provide for the issuance of Additional Senior Subordinated Notes in accordance with the limitations set forth in this Senior Subordinated Note Indenture as of the date hereof; or

                (g) to allow any Senior Subordinated Note Guarantor to execute a supplemental Senior Subordinated Note Indenture and/or a Subordinated Subsidiary Guarantee with respect to the Senior Subordinated Notes.

              Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Senior Subordinated Note Indenture, and upon receipt by the Senior Subordinated Note Trustee of the documents described in Section 7.02 hereof, the Senior Subordinated Note Trustee shall join with the Company and the Senior Subordinated Note Guarantors in the execution of any amended or supplemental Senior Subordinated Note Indenture authorized or permitted by the terms of this Senior Subordinated Note Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Senior Subordinated Note Trustee shall not be obligated to enter into such amended or supplemental Senior Subordinated Note Indenture that affects its own rights, duties or immunities under this Senior Subordinated Note Indenture or otherwise.

Section 9.02. WITH CONSENT OF HOLDERS OF SENIOR SUBORDINATED NOTES.

              Except as provided below in this Section 9.02, the Company and the Senior Subordinated Note Trustee may amend or supplement this Senior Subordinated Note Indenture (including Sections 3.09, 3.10, 4.10 and 4.15 hereof), the Subordinated Subsidiary Guarantees and the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes (including Additional Senior Subordinated Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Subordinated Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Subordinated Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes (including Additional Senior Subordinated Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Subordinated Notes). Without the consent of at least 75% in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Subordinated Notes), no waiver or amendment to this Senior Subordinated Note Indenture may make any change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Senior Subordinated Notes.
Section 2.08 hereof shall

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

determine which Senior Subordinated Notes are considered to be "outstanding" for purposes of this Section 9.02.

              Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Senior Subordinated Note Indenture, and upon the filing with the Senior Subordinated Note Trustee of evidence satisfactory to the Senior Subordinated Note Trustee of the consent of the Holders of Senior Subordinated Notes as aforesaid, and upon receipt by the Senior Subordinated Note Trustee of the documents described in Section 7.02 hereof, the Senior Subordinated Note Trustee shall join with the Company in the execution of such amended or supplemental Senior Subordinated Note Indenture unless such amended or supplemental Senior Subordinated Note Indenture directly affects the Senior Subordinated Note Trustee's own rights, duties or immunities under this Senior Subordinated Note Indenture or otherwise, in which case the Senior Subordinated Note Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Senior Subordinated Note Indenture.

              It shall not be necessary for the consent of the Holders of Senior Subordinated Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Senior Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Senior Subordinated Note Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes (including Additional Senior Subordinated Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Senior Subordinated Note Indenture or the Senior Subordinated Notes. However, without the consent of each Holder affected, an amendment or waiver under this
Section 9.02 may not (with respect to any Senior Subordinated Notes held by a non-consenting Holder):

                 (a) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

                 (b) reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter or waive any of the provisions with respect to the redemption of the Senior Subordinated Notes except as provided above with respect to Sections 3.09, 3.10, 4.10 and 4.15 hereof;

                 (c) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Subordinated Note;

                 (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes (including Additional Senior Subordinated Notes, if any) and a waiver of the payment default that resulted from such acceleration;

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

                (e) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

                (f) make any change in the provisions of this Senior Subordinated Note Indenture relating to waivers of past Defaults or the rights of Holders of Senior Subordinated Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Senior Subordinated Notes;

                (g) waive a redemption payment with respect to any Senior Subordinated Note (other than a payment required by Sections 4.10 or 4.15);

                (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

                (i) release any Senior Subordinated Note Guarantor from any of its obligations under its Subordinated Subsidiary Guarantee or this Senior Subordinated Note Indenture, except in accordance with the terms of this Senior Subordinated Note Indenture.

Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

              Every amendment or supplement to this Senior Subordinated Note Indenture or the Senior Subordinated Notes shall be set forth in a amended or supplemental Senior Subordinated Note Indenture that complies with the TIA as then in effect.

Section 9.04. REVOCATION AND EFFECT OF CONSENTS.

              Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Subordinated Note is a continuing consent by the Holder of a Senior Subordinated Note and every subsequent Holder of a Senior Subordinated Note or portion of a Senior Subordinated Note that evidences the same debt as the consenting Holder's Senior Subordinated Note, even if notation of the consent is not made on any Senior Subordinated Note. However, any such Holder of a Senior Subordinated Note or subsequent Holder of a Senior Subordinated Note may revoke the consent as to its Senior Subordinated Note if the Senior Subordinated Note Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. NOTATION ON OR EXCHANGE OF SENIOR SUBORDINATED NOTES.

              The Senior Subordinated Note Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Subordinated Note thereafter authenticated. The Company in exchange for all Senior Subordinated Notes may issue and the Senior Subordinated Note Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Subordinated Notes that reflect the amendment, supplement or waiver.

              Failure to make the appropriate notation or issue a new Senior Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.


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

Section 9.06.  SENIOR SUBORDINATED NOTE TRUSTEE TO SIGN AMENDMENTS, ETC.

               The Senior Subordinated Note Trustee shall sign any amended or supplemental Senior Subordinated Note Indenture authorized pursuant to this
Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Senior Subordinated Note Trustee. The Company may not sign an amendment or supplemental Senior Subordinated Note Indenture until the Board of Directors approves it. In executing any amended or supplemental Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Senior Subordinated Note Indenture is authorized or permitted by this Senior Subordinated Note Indenture.

                                  ARTICLE 10.
                                 SUBORDINATION

Section 10.01. AGREEMENT TO SUBORDINATE.

               The Company and the Senior Subordinated Note Guarantors agree, and each Holder by accepting a Senior Subordinated Note agrees, that the Indebtedness evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02. CERTAIN DEFINITIONS.

               "Designated Senior Debt" means (i) any Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities, (ii) any Indebtedness outstanding under the Senior Note Indenture and (iii) any other Senior Debt permitted under this Senior Subordinated Note Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

               "Permitted Junior Securities" means Equity Interests in the Company or any Senior Subordinated Note Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes and the Subordinated Subsidiary Guarantees are subordinated to Senior Debt pursuant to Article 10 of this Senior Subordinated
Note Indenture.

               "Representative" means the Senior Subordinated Note Trustee or other trustee, agent or representative for any Senior Debt.

               "Senior Debt" means (i) all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of this Senior Subordinated Note Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or any Guarantee of the Senior Subordinated Notes and (iii) all Obligations with


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

respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or any Subsidiary, (x) any Indebtedness of the Company or any Subsidiary to any Subsidiaries of the Company or to the Company, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Senior Subordinated Note Indenture.

               A distribution may consist of cash, securities or other property, by set-off or otherwise.

Section 10.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

               Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

               (1) holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the agreement or instrument governing the applicable Senior Debt, whether or not an allowable claim in such proceeding) before Holders of the Senior Subordinated Notes shall be entitled to receive any payment with respect to the Senior Subordinated Notes (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

               (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Senior Subordinated Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

Section 10.04. DEFAULT ON DESIGNATED SENIOR DEBT.

               The Company may not make any payment or distribution to the Senior Subordinated Note Trustee or any Holder in respect of Obligations upon or in respect of the Senior Subordinated Notes and may not acquire from the Senior Subordinated Note Trustee or any Holder any Senior Subordinated Notes for cash or property (other than (i) in Permitted Junior Securities and (ii) from payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash if:

               (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing; or

               (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Senior Subordinated Note Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof. If the Senior Subordinated Note Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and

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

     until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest and Liquidated Damages, if any, on the Senior Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Senior Subordinated Note Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

               The Company may and shall resume payments on and distributions in respect of the Senior Subordinated Notes and may acquire them upon the earlier of:

               (1) the date upon which the default is cured or waived, or

               (2) in the case of a default referred to in Section 10.04(ii) hereof, 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.05. ACCELERATION OF SENIOR SUBORDINATED NOTES.

               If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of such acceleration.

Section 10.06. WHEN DISTRIBUTION MUST BE PAID OVER.

               In the event that the Senior Subordinated Note Trustee or any Holder receives any payment of any Obligations with respect to the Senior Subordinated Notes at a time when the Senior Subordinated Note Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Article 10 hereof, such payment shall be held by the Senior Subordinated Note Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the Senior Subordinated
Note Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

               With respect to the holders of Senior Debt, the Senior Subordinated Note Trustee undertakes to perform only such obligations on the part of the Senior Subordinated Note Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Senior Subordinated Note Indenture against the Senior Subordinated Note Trustee. The Senior Subordinated Note Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Senior Subordinated Note Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Senior Subordinated Note Trustee.

Section 10.07. NOTICE BY COMPANY.

               The Company shall promptly notify the Senior Subordinated Note Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Senior Subordinated Notes to the Senior Debt as provided in this Article 10.

Section 10.08. SUBROGATION.

               After all Senior Debt is paid in full in cash and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Senior Subordinated Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Senior Subordinated Notes is not, as between the Company and Holders, a payment by the Company on the Senior Subordinated Notes.

Section 10.09. RELATIVE RIGHTS.

               This Article 10 defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Debt. Nothing in this Senior Subordinated Note Indenture shall:

               (1) impair, as between the Company and Holders of Senior Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Senior Subordinated Notes in accordance with their terms;

               (2) affect the relative rights of Holders of Senior Subordinated Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

               (3) prevent the Senior Subordinated Note Trustee or any Holder of Senior Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to (i) the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Senior Subordinated Notes and (ii) the notice provisions of Section 6.02 hereof.

               If the Company fails because of this Article 10 to pay principal of or interest on a Senior Subordinated Note on the due date, the failure is still a Default or Event of Default.

Section 10.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

               No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Senior Subordinated Note Indenture.

Section 10.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

               Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of the Company referred to in this Article 10, the Senior Subordinated Note Trustee and the Holders of Senior Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating Senior Subordinated Note Trustee or agent or other Person making any distribution to the Senior Subordinated Note Trustee or to the Holders of Senior Subordinated Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.12. RIGHTS OF SENIOR SUBORDINATED NOTE TRUSTEE AND PAYING AGENT.

               Notwithstanding the provisions of this Article 10 or any other provision of this Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Senior Subordinated Note Trustee, and the Senior Subordinated Note Trustee and the Paying Agent may continue to make payments on the Senior Subordinated Notes, unless the Senior Subordinated Note Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with
respect to the Senior Subordinated Notes to violate this Article 10.   Only the
Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Senior Subordinated Note Trustee under or pursuant to Section 7.07 hereof.

               The Senior Subordinated Note Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Senior Subordinated Note Trustee. Any Agent may do the same with like rights.

Section 10.13. AUTHORIZATION TO EFFECT SUBORDINATION.

               Each Holder of Senior Subordinated Notes, by the Holder's acceptance thereof, authorizes and directs the Senior Subordinated Note Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Senior Subordinated Note Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Senior Subordinated Note Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the credit agents are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Senior Subordinated Notes.

Section 10.14. AMENDMENTS.

               The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                  ARTICLE 11.
                      SUBORDINATED SUBSIDIARY GUARANTEES

Section 11.01. GUARANTEE.

               Subject to this Article 11, each of the Senior Subordinated Note Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Subordinated Note authenticated and delivered by the Senior Subordinated Note Trustee and to the Senior Subordinated Note Trustee and its successors and assigns, irrespective of the validity and enforceability of this Senior Subordinated Note Indenture, the Senior Subordinated Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Senior Subordinated Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Subordinated Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Senior Subordinated Note Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Senior Subordinated Note Guarantors shall be jointly and severally obligated to pay the same immediately. Each Senior Subordinated Note Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

               The Senior Subordinated Note Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or this Senior Subordinated Note Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Senior Subordinated Note Guarantor. Each Senior Subordinated Note Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subordinated Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes and this Senior Subordinated Note Indenture.

               If any Holder or the Senior Subordinated Note Trustee is required by any court or otherwise to return to the Company, the Senior Subordinated Note Guarantors or any custodian, Senior Subordinated Note Trustee, liquidator or other similar official acting in relation to either the Company or the Senior Subordinated Note Guarantors, any amount paid by either to the Senior Subordinated Note Trustee or such Holder, this Subordinated Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               Each Senior Subordinated Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Senior Subordinated Note Guarantor further agrees that, as between the Senior Subordinated Note Guarantors, on the one hand, and the Holders and the Senior Subordinated Note Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article 6 hereof for the purposes of this Subordinated Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Senior Subordinated Note Guarantors for the purpose of this Subordinated Subsidiary Guarantee. The Senior Subordinated Note Guarantors shall have the right to seek contribution from any non-paying Senior Subordinated Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subordinated Subsidiary Guarantee.

Section 11.02.  Subordination of Subordinated Subsidiary Guarantee.

                The Obligations of each Senior Subordinated Note Guarantor under its Subordinated Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Senior Subordinated Note Guarantor on the same basis as the Senior Subordinated Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Senior Subordinated Note Trustee and the Holders shall have the right to receive and/or retain payments by any of the Senior Subordinated Note Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Notes pursuant to this Senior Subordinated
Note Indenture, including Article 11 hereof.

Section 11.03.  Limitation on Senior Subordinated Note Guarantor Liability.

                Each Senior Subordinated Note Guarantor, and by its acceptance of Senior Subordinated Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subordinated Subsidiary Guarantee of such Senior Subordinated Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subordinated Subsidiary Guarantee. To effectuate the foregoing intention, the Senior Subordinated Note Trustee, the Holders and the Senior Subordinated Note Guarantors hereby irrevocably agree that the obligations of such Senior Subordinated Note Guarantor under its Subordinated Subsidiary Guarantee and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Senior Subordinated Note Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Senior Subordinated Note Guarantor in respect of the obligations of such other Senior Subordinated Note Guarantor under this Article 11, result in the obligations of such Senior Subordinated Note Guarantor under its Subordinated Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04.  Execution and Delivery of Subordinated Subsidiary Guarantee.

                To evidence its Subordinated Subsidiary Guarantee set forth in
Section 11.01, each Senior Subordinated Note Guarantor hereby agrees that a notation of such Subordinated Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Senior Subordinated Note Guarantor on each Senior Subordinated Note authenticated and delivered by the Senior Subordinated Note Trustee and that this Senior Subordinated Note Indenture shall be executed on behalf of such Senior Subordinated Note Guarantor by its President or one of its Vice Presidents.

          Each Senior Subordinated Note Guarantor hereby agrees that its Subordinated Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Note a notation of such Subordinated Subsidiary Guarantee.

          If an Officer whose signature is on this Senior Subordinated Note Indenture or on the Subordinated Subsidiary Guarantee no longer holds that office at the time the Senior Subordinated Note Trustee authenticates the Senior Subordinated Note on which a Subordinated Subsidiary Guarantee is endorsed, the Subordinated Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Senior Subordinated Note by the Senior Subordinated Note Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subordinated Subsidiary Guarantee set forth in this Senior Subordinated Note Indenture on behalf of the Senior Subordinated Note Guarantors.

          In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Senior Subordinated Note Indenture, if required by Section 4.17 hereof, the Company shall cause such Subsidiaries to execute supplemental Senior Subordinated Note Indentures to this Senior Subordinated
Note Indenture and Subordinated Subsidiary Guarantees in accordance with Section
4.17 hereof and this Article 11, to the extent applicable.

Section 11.05. Senior Subordinated Note Guarantors May Consolidate, etc., on Certain Terms.

          No Senior Subordinated Note Guarantor may consolidate with or merge with or into (whether or not such Senior Subordinated Note Guarantor is the surviving Person) another Person whether or not affiliated with such Senior Subordinated Note Guarantor unless:

          (a) subject to Section 11.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Senior Subordinated Note Guarantor or the Company) unconditionally assumes all the obligations of such Senior Subordinated Note Guarantor, pursuant to a supplemental Senior Subordinated Note Indenture in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee, under the Senior Subordinated Notes, this Senior Subordinated Note Indenture, the Registration Rights Agreement and the Subordinated Subsidiary Guarantee on the terms set forth herein or therein;

          (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (c) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Senior Subordinated Note Indenture, executed and delivered to the Senior Subordinated Note Trustee and satisfactory in form to the Senior Subordinated Note Trustee, of the Subordinated Subsidiary Guarantee endorsed upon the Senior Subordinated Notes and the due and punctual performance of all of the covenants and conditions of this Senior Subordinated Note Indenture to be performed by the Senior Subordinated Note Guarantor, such successor Person shall succeed to and be substituted for the Senior Subordinated Note Guarantor with the same effect as if it had been named herein as a Senior Subordinated Note Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subordinated Subsidiary Guarantees to be endorsed upon all of the Senior Subordinated Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Senior Subordinated Note Trustee. All the Subordinated Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Senior Subordinated Note Indenture as the Subordinated Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Senior Subordinated Note Indenture as though all of such Subordinated Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Senior Subordinated Note Indenture or in any of the Senior Subordinated Notes shall prevent any consolidation or merger of a Senior Subordinated Note Guarantor with or into the Company or another Senior Subordinated Note Guarantor, or shall prevent any sale or conveyance of the property of a Senior Subordinated Note Guarantor as an entirety or substantially as an entirety to the Company or another Senior Subordinated Note Guarantor.

Section 11.06.  Releases Following Sale of Assets.

          In the event of (a) a sale or other disposition of all of the assets of any Senior Subordinated Note Guarantor, by way of merger, consolidation or otherwise, (b) a sale or other disposition of all of the capital stock of any Senior Subordinated Note Guarantor or (c) the designation of a Senior Subordinated Note Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Senior subordinated Note Indenture, then such Senior Subordinated Note Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Senior Subordinated Note Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Senior Subordinated Note Guarantor) will be released and relieved of any obligations under its Subordinated Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Senior Subordinated Note Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Senior Subordinated Note Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Senior Subordinated
Note Indenture, including without limitation Section 4.10 hereof, the Senior Subordinated Note Trustee shall execute any documents reasonably required in order to evidence the release of any Senior Subordinated Note Guarantor from its obligations under its Subordinated Subsidiary Guarantee.

          Any Senior Subordinated Note Guarantor not released from its obligations under its Subordinated Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Notes and for the other obligations of any Senior Subordinated Note Guarantor under this Senior Subordinated Note Indenture as provided in this Article 11.

                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls.

          If any provision of this Senior Subordinated Note Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

Section 12.02.  Notices.

          Any notice or communication by the Company, any Senior Subordinated Note Guarantor or the Senior Subordinated Note Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

          If to the Company and/or any Senior Subordinated Note Guarantor:

                  P&L Coal Holdings Corporation
                  701 Market Street
                  St. Louis, Missouri  63101-1826
                  Telecopier No.:  (314) 342-3419
                  Attention:  Chief Legal Officer

          With a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017-3954
                  Telecopier No.  (212) 455-2502
                  Attention:  Rise Norman

          If to the Senior Subordinated Note Trustee:

                  State Street Bank and Trust Company
                  Goodwin Square
                  225 Asylum Street
                  Hartford, Connecticut  06103
                  Telecopier No.:  (860) 244-1897
                  Attention:  Philip Kane

          The Company, any Senior Subordinated Note Guarantor or the Senior Subordinated Note Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                If the Company mails a notice or communication to Holders, it shall mail a copy to the Senior Subordinated Note Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Senior Subordinated Notes with Other Holders of Senior Subordinated Notes.

                Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Senior Subordinated Note Indenture or the Senior Subordinated Notes. The Company, the Senior Subordinated Note Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 12.04.  Certificate and Opinion as to Conditions Precedent.

                Upon any request or application by the Company to the Senior Subordinated Note Trustee to take any action under this Senior Subordinated Note Indenture, the Company shall furnish to the Senior Subordinated Note Trustee:

                (a) an Officer's Certificate in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Senior Subordinated Note Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.  Statements Required in Certificate or Opinion.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Senior Subordinated Note Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

                    (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                    (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.  Rules by Senior Subordinated Note Trustee and Agents.

                The Senior Subordinated Note Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

                No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Senior Subordinated Note Guarantor, as such, shall have any liability for any obligations of the Company or such Senior Subordinated Note Guarantor under the Senior Subordinated Notes, the Subordinated Subsidiary Guarantees, this Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

Section 12.08.  Governing Law.

                THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SENIOR SUBORDINATED NOTE INDENTURE, THE SENIOR SUBORDINATED NOTES AND THE SUBORDINATED SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09.  No Adverse Interpretation of Other Agreements.

                This Senior Subordinated Note Indenture may not be used to interpret any other Senior Subordinated Note Indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Senior Subordinated Note Indenture, loan or debt agreement may not be used to interpret this Senior Subordinated Note Indenture.

Section 12.10.  Successors.

                All agreements of the Company in this Senior Subordinated Note Indenture and the Senior Subordinated Notes shall bind its successors. All agreements of the Senior Subordinated Note Trustee in this Senior Subordinated
Note Indenture shall bind its successors.

Section 12.11.  Severability.

                In case any provision in this Senior Subordinated Note Indenture or in the Senior Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.  Counterpart Originals.

                The parties may sign any number of copies of this Senior Subordinated Note Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.  Table of Contents, Headings, etc.

                The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Senior Subordinated Note Indenture have been inserted for convenience of reference only, are not to be considered a part of this Senior Subordinated Note Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

SIGNATURES
Dated as of May 18, 1998
                                    P&L Coal Holdings Corporation
                                    By:/s/ Felix Herlihy
                                       ____________________________
                                    Name:  Felix Herlihy
                                    Title: Vice President, Treasurer and
                                           Assistant Secretary


                                    State Street Bank and Trust Company

                                    By:/s/ Philip G. Kane, Jr.
                                       ____________________________
                                    Name:  Philip G. Kane, Jr.
                                    Title: Vice President

EXHIBIT A1
(Face of Senior Subordinated Note)
================================================================================



[Insert the Global Senior Subordinated Note Legend, if applicable pursuant to the provisions of the Senior Subordinated Note Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Senior Subordinated Note Indenture]
CUSIP/CINS


9-5/8% [Series A] [Series B] Senior Subordinated Notes due 2008
No.                                                                $
   ---------                                                        -----------
P&L Coal Holdings Corporation
promises to pay to ____________ or registered assigns, the principal sum of ________________________ Dollars on ________ __,2008.

Interest Payment Dates:  ________ __, and ________ __

Record Dates:  ________ __ and ________ __

                                    Dated:  ________ __, 1998

                                    P&L Coal Holdings Corporation
                                    By:
                                       ------------------------------

                                     Name:


                                     Title:




                                    By:
                                       ------------------------------

                                     Name:


                                     Title:




This is one of the [Global]
Senior Subordinated Notes referred to in the within-mentioned Senior Subordinated Note Indenture:


State Street Bank and Trust Company,
as Senior Subordinated Note Trustee
By:
   ------------------------------------

================================================================================

                                     A1-1

  (Back of Senior Subordinated Note)
  9-5/8% [Series A] [Series B] Senior Subordinated Notes due 2008


          Capitalized terms used herein shall have the meanings assigned to them in the Senior Subordinated Note Indenture referred to below unless otherwise indicated.

          1. INTEREST. P&L Coal Holdings Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Note at 9-5/8% per annum from May 18, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Senior Subordinated Note Indenture with respect to defaulted interest. The Senior Subordinated Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Senior Subordinated Notes and all other Senior Subordinated Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Senior Subordinated Note Trustee under the Senior Subordinated Note Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. SENIOR SUBORDINATED NOTE INDENTURE. The Company issued the Senior Subordinated Notes under an Senior Subordinated Note Indenture dated as of May 18, 1998 ("Senior Subordinated Note Indenture") between the Company and the Senior Subordinated Note Trustee. The


                                     A1-2
terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Note Indenture and those made part of the Senior Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Senior Subordinated Note Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Subordinated Note conflicts with the express provisions of the Senior Subordinated Note Indenture, the provisions of the Senior Subordinated Note Indenture shall govern and be controlling. The Senior Subordinated Notes are obligations of the Company limited to $650.0 million in aggregate principal amount.

          5.  OPTIONAL REDEMPTION.


          (a) The Senior Subordinated Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice.

          (b) Prior to May 15, 2003, the Senior Subordinated Notes will be redeemable at a redemption price equal to 100% of the principal amount thereof plus the applicable Senior Subordinated Notes Make Whole Premium, plus, to the extent not included in the Senior Subordinated Notes Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing, "Senior Subordinated Notes Make Whole Premium" means, with respect to a Senior Subordinated Note, an amount equal to the greater of (a) 104.813% of the outstanding principal amount of such Senior Subordinated Note and (b) the excess of (1) the present value of the remaining interest, premium, if any, and principal payments due on such Senior Subordinated Note as if such Senior Subordinated Note were redeemed on May 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the outstanding principal amount of such Senior Subordinated Note.

          (c) On or after May 15, 2003, the Senior Subordinated Notes are redeemable at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

          Year                            Percentage
          2003........................    104.813%
          2004........................    103.208%
          2005........................    101.604%
          2006 and thereafter.........    100.000%

          (d) Notwithstanding the provisions of clauses (a), (b) and (c) of this Paragraph 5, during the first 36 months after the date of the closing of the Acquisition, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under this Senior Subordinated Note Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Senior Subordinated Notes issued remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 120 days of the date of the closing of such Equity Offering.

                                     A1-3

          (e) Any redemption pursuant to this Paragraph 5 shall be made pursuant to the provisions of Article 3 of the Senior Subordinated Note Indenture.

          6.  MANDATORY REDEMPTION.

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Senior Subordinated Notes.

          7.  SPECIAL MANDATORY REDEMPTION.

          In the event that the Escrow Account is released without the consummation of the Acquisition (or if the Acquisition is not consummated within 30 days of such deposit), the Company shall redeem the Senior Subordinated Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

          8.  REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Subordinated Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Senior Subordinated Note Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall commence an offer to all Holders of Senior Subordinated Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Senior Subordinated Note Indenture to purchase the maximum principal amount of Senior Subordinated Notes (including any Additional Senior Subordinated Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Note Indenture. To the extent that the aggregate amount of Senior Subordinated Notes (including any Additional Senior Subordinated Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Notes.

          9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior


                                     A1-4

Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

          10. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Senior Subordinated Note Indenture. The Registrar and the Senior Subordinated Note Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Note Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          11. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

          12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes and Additional Senior Subordinated Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes and Additional Senior Subordinated Notes, if any, voting as a single class. Without the consent of any Holder of a Senior Subordinated Note, the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Company's or Senior Subordinated Note Guarantor's obligations to Holders of the Senior Subordinated Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Senior Subordinated Note Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Note Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Senior Subordinated Notes in accordance with the limitations set forth in the Senior Subordinated Note Indenture, or to allow any Senior Subordinated Note Guarantor to execute a supplemental Senior Subordinated
Note Indenture to the Senior Subordinated Note Indenture and/or a Subordinated Subsidiary Guarantee with respect to the Senior Subordinated Notes. Without the consent of at least 75% in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Subordinated Notes), no waiver or amendment to the Senior Subordinated Note Indenture may make any change in the provisions of Article 10 of the Senior Subordinated Note Indenture that adversely affects the rights of any Holder of Senior Subordinated Notes.

          13. DEFAULTS AND REMEDIES. An "Event of Default" occurs if: (i) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior

                                     A1-5

Subordinated Notes and such default continues for a period of 30 days (whether or not prohibited by the subordination provisions of Article 10 of the Senior Subordinated Note Indenture); (ii) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by the subordination provisions of Article 10 of the Senior Subordinated Note Indenture); (iii) the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Senior Subordinated Notes as required by Sections 4.10 and/or 4.15 of the Senior Subordinated Note Indenture; (iv) the Company fails to comply for 30 days after notice to the Company by the Senior Subordinated Note Trustee with any of the provisions of Sections 4.07 or 4.09 of the Senior Subordinated Note Indenture; or the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Senior Subordinated Note Indenture or the Senior Subordinated Notes for 60 days after notice to the Company by the Senior Subordinated Note Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Senior Subordinated Note Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $50.0 million or more; (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $50.0 million; (vii) certain events of bankruptcy or insolvency occur with respect to the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law; (viii) except as permitted by the Senior Subordinated Note Indenture, any Subordinated Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Senior Subordinated Note Guarantor, or any Person acting on behalf of any Senior Subordinated Note Guarantor, shall deny or disaffirm its obligations under such Senior Subordinated Note Guarantor's Subordinated Subsidiary Guarantee; or (ix) the Company fails to deposit the required amounts into the Escrow Account pursuant to the Escrow Letter or any failure of the proceeds of the Escrow Account to be applied as required under the Escrow Letter.

          If any Event of Default occurs and is continuing, the Senior Subordinated Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable; provided, that so long as any Designated Senior Debt is outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any Designated Senior Debt or
(ii) five Business Days after receipt by the Company and the Representative of the Designated Senior Debt of written notice of such acceleration of the Senior Subordinated Notes. Upon any such declaration, the Senior Subordinated Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders may not enforce the Senior Subordinated Note Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Note Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior

                                     A1-6

Subordinated Notes may direct the Senior Subordinated Note Trustee in its exercise of any trust or power. The Senior Subordinated Note Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Senior Subordinated Note Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Senior Subordinated Note Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes. The Company is required to deliver to the Senior Subordinated Note Trustee annually a statement regarding compliance with the Senior Subordinated Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Senior Subordinated Note Trustee a statement specifying such Default or Event of Default.

          14. SENIOR SUBORDINATED NOTE TRUSTEE DEALINGS WITH COMPANY. The Senior Subordinated Note Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Senior Subordinated Note Trustee.

          15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Subordinated Notes or the Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability.
The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

          16. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Senior Subordinated Note Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR SUBORDINATED NOTES AND RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Senior Subordinated Note Indenture, Holders of Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 18, 1998, between the Company and the parties named on the signature pages thereof or, in the case of Additional Senior Subordinated Notes, Holders of Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Senior Subordinated Notes (collectively, the "Registration Rights Agreement").

          19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Senior Subordinated Note Trustee may use CUSIP numbers in


                                     A1-7
notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Senior Subordinated Note Indenture and/or the Registration Rights Agreement. Requests may be made to:

          P&L Coal Holdings Corporation
          701 Market Street
          St. Louis, Missouri  63101-1826
          Attention:  Chief Legal Officer




                                     A1-8

Assignment Form
To assign this Senior Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Senior Subordinated Note to

--------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint _______________________________________________________
to transfer this Senior Subordinated Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     -----------              Your Signature:
                                             -----------------------------------
                              ______
                         (Sign exactly as your name appears on the face of this Senior Subordinated Note)

                              Tax Identification No:
                                                    ----------------------------


                              SIGNATURE GUARANTEE:

                              ----------------------------------
                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                     A1-9

Option of Holder to Elect Purchase

          If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Senior Subordinated Note Indenture, check the box below:

          [_] Section 4.10           [_]  Section 4.15

          If you want to elect to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Senior Subordinated Note Indenture, state the amount you elect to have purchased:
$________


Date:
     --------------
                              Your Signature:
                                             ----------------------------------
                              ______
                         (Sign exactly as your name appears on the face of this Senior Subordinated Note)

                              Tax Identification No:
                                                    ---------------------------


                              SIGNATURE GUARANTEE:

                              ----------------------------------
                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                     A1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN
THE GLOBAL SENIOR SUBORDINATED NOTE/1/


          The following exchanges of a part of this Global Senior Subordinated Note for an interest in another Global Senior Subordinated Note or for a Definitive Senior Subordinated Note, or exchanges of a part of another Global Senior Subordinated Note or Definitive Senior Subordinated Note for an interest in this Global Senior Subordinated Note, have been made:

                                                             Principal Amount
                        Amount of           Amount of        of this Global        Signature of
                       decrease in           increase            Senior          authorized officer
                    Principal Amount      in Principal        Subordinated Note     of Senior
                     of this Global      Amount of this      following such        Subordinated
                         Senior           Global Senior       decrease (or       Note Trustee or
 Date of Exchange   Subordinated Note   Subordinated Note       increase)           Custodian
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

------------------------
/1/ THIS SHOULD BE INCLUDED ONLY IF THE SENIOR SUBORDINATED NOTE IS ISSUED IN GLOBAL FORM.

                                     A1-11

                                   EXHIBIT A2
        (Face of Regulation S Temporary Global Senior Subordinated Note)
================================================================================
EXHIBIT A2

          THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR SUBORDINATED NOTES, ARE AS SPECIFIED IN THE SENIOR SUBORDINATED NOTE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS SENIOR SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES


                                     A2-1

LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.
CUSIP/CINS

9-5/8% Series A Senior Subordinated Notes due 2008
No.____                                                                 $_______
P&L Coal Holdings Corporation
promises to pay to ____________ or registered assigns, the principal sum of ________________________ Dollars on ________,2008.
Interest Payment Dates:  ________ __, and ________ __
Record Dates:  ________ __ and ________ __
                                    Dated:  ________ __, 1998
                                    P&L Coal Holdings Corporation
                                    By:
                                       -----------------------------------

                                       Name:

                                       Title:


                                    By:
                                       -----------------------------------

                                       Name:

                                       Title:

This is one of the [Global]
Senior Subordinated Notes referred to in the
within-mentioned Senior Subordinated Note Indenture:
State Street Bank and Trust Company,
as Senior Subordinated Note Trustee
By:
   ----------------------------------

================================================================================


                                     A2-2

       (Back of Regulation S Temporary Global Senior Subordinated Note)

              9-5/8% Series A Senior Subordinated Notes due 2008

          Capitalized terms used herein shall have the meanings assigned to them in the Senior Subordinated Note Indenture referred to below unless otherwise indicated.

          1. INTEREST. P&L Coal Holdings Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Note at 9-5/8% per annum from May 18, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Until this Regulation S Temporary Global Senior Subordinated Note is exchanged for one or more Regulation S Permanent Global Senior Subordinated Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Senior Subordinated Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Senior Subordinated Note Indenture.

          2. METHOD OF PAYMENT. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Senior Subordinated Note Indenture with respect to defaulted interest. The Senior Subordinated Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Senior Subordinated Notes and all other Senior Subordinated Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


                                     A2-3

          3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Senior Subordinated Note Trustee under the Senior Subordinated Note Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. SENIOR SUBORDINATED NOTE INDENTURE. The Company issued the Senior Subordinated Notes under an Senior Subordinated Note Indenture dated as of May 18, 1998 ("Senior Subordinated Note Indenture") between the Company and the Senior Subordinated Note Trustee. The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Note Indenture and those made part of the Senior Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Senior Subordinated Note Indenture and such Act for a statement of such terms. The Senior Subordinated Notes are secured obligations of the Company limited to $650.0 million in aggregate principal amount.

          5.   OPTIONAL REDEMPTION.

          (a) The Senior Subordinated Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice.

          (b) Prior to May 15, 2003, the Senior Subordinated Notes will be redeemable at a redemption price equal to 100% of the principal amount thereof plus the applicable Senior Subordinated Notes Make Whole Premium, plus, to the extent not included in the Senior Subordinated Notes Make Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing, "Senior Subordinated Notes Make Whole Premium" means, with respect to a Senior Subordinated Note, an amount equal to the greater of (a) 104.813% of the outstanding principal amount of such Senior Subordinated Note and (b) the excess of (1) the present value of the remaining interest, premium, if any, and principal payments due on such Senior Subordinated Note as if such Senior Subordinated Note were redeemed on May 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the outstanding principal amount of such Senior Subordinated Note.

          (c) On or after May 15, 2003, the Senior Subordinated Notes are redeemable at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

         Year                                               Percentage
         2003..........................................     104.813%
         2004..........................................     103.208%
         2005..........................................     101.604%
         2006 and thereafter...........................     100.000%

          (d) Notwithstanding the provisions of clauses (a), (b) and (c) of this Paragraph 5, during the first 36 months after the date of the closing of the Acquisition, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes issued under this Senior Subordinated Note Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the


                                     A2-4
redemption date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Senior Subordinated Notes issued remain outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 120 days of the date of the closing of such Equity Offering.


          (e) Any redemption pursuant to this Paragraph 5 shall be made pursuant to the provisions of Article 3 of the Senior Subordinated Note Indenture.

          6.   MANDATORY REDEMPTION.

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Senior Subordinated Notes.

          7.   SPECIAL MANDATORY REDEMPTION.

          In the event that the Escrow Account is released without the consummation of the Acquisition (or if the Acquisition is not consummated within 30 days of such deposit), the Company shall redeem the Senior Subordinated Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

          8.   REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Subordinated Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Senior Subordinated
Note Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall commence an offer to all Holders of Senior Subordinated Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Senior Subordinated Note Indenture to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Note Indenture. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Notes.


                                     A2-5

          9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.


          10. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Senior Subordinated Note Indenture. The Registrar and the Senior Subordinated Note Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Note Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          This Regulation S Temporary Global Senior Subordinated Note is exchangeable in whole or in part for one or more Global Senior Subordinated Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Senior Subordinated Note Indenture. Upon exchange of this Regulation S Temporary Global Senior Subordinated Note for one or more Global Senior Subordinated Notes, the Senior Subordinated Note Trustee shall cancel this Regulation S Temporary Global Senior Subordinated Note.

          11. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

          12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes and Additional Senior Subordinated Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes and Additional Senior Subordinated Notes, if any, voting as a single class. Without the consent of any Holder of a Senior Subordinated Note, the Senior Subordinated Note Indenture, the Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Company's or Senior Subordinated Note Guarantor's obligations to Holders of the Senior Subordinated Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Senior Subordinated Note Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated


                                     A2-6

Note Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Senior Subordinated Notes in accordance with the limitations set forth in the Senior Subordinated Note Indenture, or to allow any Senior Subordinated Note Guarantor to execute a supplemental Senior Subordinated Note Indenture to the Senior Subordinated Note Indenture and/or a Subordinated Subsidiary Guarantee with respect to the Senior Subordinated Notes. Without the consent of at least 75% in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Subordinated Notes), no waiver or amendment to the Senior Subordinated Note Indenture may make any change in the provisions of Article 10 of the Senior Subordinated Note Indenture that adversely affects the rights of any Holder of Senior Subordinated Notes.

          13. DEFAULTS AND REMEDIES. An "Event of Default" occurs if: (i) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior Subordinated Notes and such default continues for a period of 30 days (whether or not prohibited by the subordination provisions of Article 10 of the Senior Subordinated Note Indenture); (ii) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by the subordination provisions of Article 10 of the Senior Subordinated Note Indenture); (iii) the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Senior Subordinated Notes as required by Sections 4.10 and/or 4.15 of the Senior Subordinated Note Indenture; (iv) the Company fails to comply for 30 days after notice to the Company by the Senior Subordinated Note Trustee with any of the provisions of Sections 4.07 or 4.09 of the Senior Subordinated Note Indenture; or the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Senior Subordinated Note Indenture or the Senior Subordinated Notes for 60 days after notice to the Company by the Senior Subordinated Note Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Senior Subordinated
Note Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $50.0 million or more; (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $50.0 million; (vii) certain events of bankruptcy or insolvency occur with respect to the Company or any of its Significant Subsidiaries that are Restricted Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law; (viii) except as permitted by the Senior Subordinated Note Indenture, any Subordinated Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Senior Subordinated Note Guarantor, or any Person acting on behalf of any Senior Subordinated Note Guarantor, shall deny or disaffirm its obligations under such Senior Subordinated Note Guarantor's Subordinated Subsidiary Guarantee; or (ix) the Company fails to deposit the required amounts into the Escrow Account pursuant to the Escrow Letter or any failure of the proceeds of the Escrow Account to be applied as required under the Escrow Letter.


                                     A2-7

          If any Event of Default occurs and is continuing, the Senior Subordinated Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable; provided, that so long as any Designated Senior Debt is outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any Designated Senior Debt or
(ii) five Business Days after receipt by the Company and the Representative of the Designated Senior Debt of written notice of such acceleration of the Senior Subordinated Notes. Upon any such declaration, the Senior Subordinated Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders may not enforce the Senior Subordinated Note Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Note Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Senior Subordinated Note Trustee in its exercise of any trust or power. The Senior Subordinated Note Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Senior Subordinated Note Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Senior Subordinated Note Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes. The Company is required to deliver to the Senior Subordinated Note Trustee annually a statement regarding compliance with the Senior Subordinated Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Senior Subordinated Note Trustee a statement specifying such Default or Event of Default.

          14. SENIOR SUBORDINATED NOTE TRUSTEE DEALINGS WITH COMPANY. The Senior Subordinated Note Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Senior Subordinated Note Trustee.

          15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any of the Senior Subordinated Note Guarantors, as such, shall not have any liability for any obligations of the Company or such Senior Subordinated Note Guarantor under the Senior Subordinated Notes, the Subordinated Subsidiary Guarantees or the Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

          16. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Senior Subordinated Note Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR SUBORDINATED NOTES AND RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES. In addition to the rights provided to


                                     A2-8

Holders of Senior Subordinated Notes under the Senior Subordinated Note Indenture, Holders of Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 18, 1998, between the Company and the parties named on the signature pages thereof or, in the case of Additional Senior Subordinated Notes, Holders of Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Senior Subordinated Notes (collectively, the "Registration Rights Agreement").

          19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Senior Subordinated Note Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



                                     A2-9

          The Company will furnish to any Holder upon written request and without charge a copy of the Senior Subordinated Note Indenture and/or the Registration Rights Agreement. Requests may be made to:

          P&L Coal Holdings Corporation
          701 Market Street
          St. Louis, Missouri  63101-1826
          Attention:  Chief Legal Officer



                                     A2-10

Assignment Form

To assign this Senior Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Senior Subordinated Note to

--------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

          (Print or type assignee's name, address and zip code) and irrevocably appoint ___________________________________________________

________________
to transfer this Senior Subordinated Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     ------------
                              Your Signature:
                                             -----------------------------------

                              ---------
                          (Sign exactly as your name appears on the face of
                           this Senior Subordinated Note)

                              Tax Identification No:
                                                    ----------------------------


                              SIGNATURE GUARANTEE:

                              ---------------------------------
                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A2-11

Option of Holder to Elect Purchase

          If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Senior Subordinated Note Indenture, check the appropriate box below:

      [_]Section 4.10          [_]Section 4.15

          If you want to elect to have only part of the Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Senior Subordinated Note Indenture, state the amount you elect to have purchased:
$___________

--------------------------------------------------------------------------------

Date:
      --------------
                              Your Signature:
                                             -----------------------------------

                              ---------
                          (Sign exactly as your name appears on the face of this
                           Senior Subordinated Note)

                              Tax Identification No:
                                                    ----------------------------


                              SIGNATURE GUARANTEE:

                              ---------------------------------
                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



                                     A2-12

SCHEDULE OF EXCHANGES OF INTERESTS IN
THE REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE

          The following exchanges of a part of this Regulation S Temporary Global Senior Subordinated Note for an interest in another Global Senior Subordinated Note, or of other Restricted Global Senior Subordinated Notes for an interest in this Regulation S Temporary Global Senior Subordinated Note, have been made:

                                                              Principal Amount
                        Amount of           Amount of          of this Global          Signature of
                       decrease in           increase            Senior             authorized officer
                    Principal Amount       in Principal        Subordinated Note        of Senior
                     of this Global       Amount of this      following such          Subordinated
                         Senior            Global Senior       decrease (or         Note Trustee or
Date of Exchange    Subordinated Note    Subordinated Note       increase)             Custodian
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                     A2-13

                                   EXHIBIT B


                        FORM OF CERTIFICATE OF TRANSFER


P&L Coal Holdings Corporation
701 Market Street
St. Louis, Missouri  63101-1826
State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, Connecticut

          Re:  9-5/8% Senior Subordinated Notes due 2008
               -----------------------------------------

(CUSIP __________)


          Reference is hereby made to the Senior Subordinated Note Indenture, dated as of May 18, 1998 (the "Senior Subordinated Note Indenture"), between P&L Coal Holdings Corporation, as issuer (the "Company"), and State Street Bank and Trust Company, as Senior Subordinated Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Subordinated Note Indenture.


          ______________, (the "Transferor") owns and proposes to transfer the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Senior Subordinated Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:


[CHECK ALL THAT APPLY]


1.  [_] Check if Transferee will take delivery of a beneficial interest in the
        ----------------------------------------------------------------------
144A Global Senior Subordinated Note or a Definitive Senior Subordinated Note
-----------------------------------------------------------------------------
Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in
---------------------
accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Senior Subordinated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Senior Subordinated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Senior Subordinated Note and/or the Definitive Senior Subordinated Note and in the Senior Subordinated Note Indenture and the Securities Act.

2.  [_] Check if Transferee will take delivery of a beneficial interest in the
        ----------------------------------------------------------------------
Temporary Regulation S Global Senior Subordinated Note, the Regulation S Global
-------------------------------------------------------------------------------
Senior Subordinated Note or a Definitive Senior Subordinated Note pursuant to
-----------------------------------------------------------------------------
Regulation S.  The Transfer is being effected pursuant to and in accordance with
------------
Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Senior Subordinated Note, the Temporary Regulation S Global Senior Subordinated Note and/or the Definitive Senior Subordinated Note and in the Senior Subordinated Note Indenture and the Securities Act.

3.  [_] Check and complete if Transferee will take delivery of a beneficial
        -------------------------------------------------------------------
interest in the IAI Global Senior Subordinated Note or a Definitive Senior
--------------------------------------------------------------------------
Subordinated Note pursuant to any provision of the Securities Act other than
----------------------------------------------------------------------------
Rule 144A or Regulation S.  The Transfer is being effected in compliance with
-------------------------
the transfer restrictions applicable to beneficial interests in Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;
or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

          (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Senior Subordinated Note or Restricted Definitive Senior Subordinated Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Senior Subordinated Note Indenture and (2) if such Transfer is in respect of a principal amount of Senior Subordinated Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Senior Subordinated Note and/or the Definitive Senior Subordinated Notes and in the Senior Subordinated Note Indenture and the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Senior Subordinated Note or of an Unrestricted Definitive Senior Subordinated Note.

          (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Senior Subordinated Note Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Senior Subordinated Notes, on Restricted Definitive Senior Subordinated Notes and in the Senior Subordinated Note Indenture.

          (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Senior Subordinated Note Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Senior Subordinated Notes, on Restricted Definitive Senior Subordinated Notes and in the Senior Subordinated Note Indenture.

          (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Senior Subordinated Note Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Senior Subordinated Note Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Senior Subordinated Notes or Restricted Definitive Senior Subordinated Notes and in the Senior Subordinated Note Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    ----------------------------------------
                                    [Insert Name of Transferor]


                                    By:
                                         -----------------------------------
                                    Name:
                                    Title:

Dated:  ________ __, ____

ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   [_] a beneficial interest in the:

      (i)   [_] 144A Global Senior Subordinated Note (CUSIP _________), or

      (ii)  [_] Regulation S Global Senior Subordinated Note (CUSIP_______), or

      (iii) [_] IAI Global Senior Subordinated Note (CUSIP ________); or

      (b)   [_] a Restricted Definitive Senior Subordinated Note.

2.  After the Transfer the Transferee will hold:

[CHECK ONE]

      (a) [_] a beneficial interest in the:



          (i)   [_]  144A Global Senior Subordinated Note (CUSIP _____), or


          (ii)  [_] Regulation S Global Senior Subordinated Note (CUSIP ___), or


          (iii) [_]  IAI Global Senior Subordinated Note (CUSIP _______); or



          (iv)  [_] Unrestricted Global Senior Subordinated Note (CUSIP____); or


      (b) [_] a Restricted Definitive Senior Subordinated Note; or
      (c) [_] an Unrestricted Definitive Senior Subordinated Note, in accordance with the terms of the Senior Subordinated Note Indenture.

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE


P&L Coal Holdings Corporation
701 Market Street
St. Louis, Missouri  63101-1826
State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, Connecticut

           Re:  9-5/8% Senior Subordinated Notes due 2008
                -----------------------------------------
(CUSIP __________)

           Reference is hereby made to the Senior Subordinated Note Indenture, dated as of May 18, 1998 (the "Senior Subordinated Note Indenture"), between P&L Coal Holdings Corporation, as issuer (the "Company"), and State Street Bank and Trust Company, as Senior Subordinated Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Subordinated Note Indenture.

           ____________, (the "Owner") owns and proposes to exchange the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified herein, in the principal amount of $____________ in such Senior Subordinated Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Senior Subordinated Notes or Beneficial Interests in a Restricted Global Senior Subordinated Note for Unrestricted Definitive Senior Subordinated Notes or Beneficial Interests in an Unrestricted Global Senior Subordinated Note

           (a)   [_]   Check if Exchange is from beneficial interest in a
                       --------------------------------------------------
Restricted Global Senior Subordinated Note to beneficial interest in an
-----------------------------------------------------------------------
Unrestricted Global Senior Subordinated Note. In connection with the Exchange of
--------------------------------------------
the Owner's beneficial interest in a Restricted Global Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Senior Subordinated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           (b)   [_]   Check if Exchange is from beneficial interest in a
                       --------------------------------------------------
Restricted Global Senior Subordinated Note to Unrestricted Definitive Senior
----------------------------------------------------------------------------
Subordinated Note. In connection with the Exchange of the Owner's beneficial
-----------------
interest in a Restricted Global Senior Subordinated Note for an Unrestricted Definitive Senior Subordinated Note, the Owner hereby certifies (i) the Definitive Senior Subordinated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Senior Subordinated Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Senior Subordinated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           (c)   [_]   Check if Exchange is from Restricted Definitive Senior
                       ------------------------------------------------------
Subordinated Note to beneficial interest in an Unrestricted Global Senior
-------------------------------------------------------------------------
Subordinated Note.  In connection with the Owner's Exchange of a Restricted
-----------------
Definitive Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

           (d)   [_]   Check if Exchange is from Restricted Definitive Senior
                       ------------------------------------------------------
Subordinated Note to Unrestricted Definitive Senior Subordinated Note.  In
---------------------------------------------------------------------
connection with the Owner's Exchange of a Restricted Definitive Senior Subordinated Note for an Unrestricted Definitive Senior Subordinated Note, the Owner hereby certifies (i) the Unrestricted Definitive Senior Subordinated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Senior Subordinated Note Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Senior Subordinated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Senior Subordinated Notes or Beneficial Interests in Restricted Global Senior Subordinated Notes for Restricted Definitive Senior Subordinated Notes or Beneficial Interests in Restricted Global Senior Subordinated Notes

           (a)   [_]   Check if Exchange is from beneficial interest in a
                       --------------------------------------------------
Restricted Global Senior Subordinated Note to Restricted Definitive Senior
--------------------------------------------------------------------------
Subordinated Note. In connection with the Exchange of the Owner's beneficial
-----------------
interest in a Restricted Global Senior Subordinated Note for a Restricted Definitive Senior Subordinated Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Senior Subordinated Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Senior Subordinated
Note Indenture, the Restricted Definitive Senior Subordinated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Senior Subordinated Note and in the Senior Subordinated Note Indenture and the Securities Act.

           (b)   [_]   Check if Exchange is from Restricted Definitive Senior
                       ------------------------------------------------------
Subordinated Note to beneficial interest in a Restricted Global Senior
----------------------------------------------------------------------
Subordinated Note.  In connection with the Exchange of the Owner's Restricted
-----------------
Definitive Senior Subordinated Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Senior Subordinated Note, [_] Regulation S Global Senior Subordinated Note, [_] IAI Global Senior Subordinated Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global

Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Senior Subordinated Note Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Senior Subordinated Note and in the Senior Subordinated Note Indenture and the Securities Act.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    ---------------------------------
                                         [Insert Name of Owner]


                                    By:
                                         ---------------------------
                                    Name:
                                    Title:


Dated: ________________, ____

                                   EXHIBIT D

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


P&L Coal Holdings Corporation
701 Market Street
St. Louis, Missouri  63101-1826
State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, Connecticut

           Re:  9-5/8% Senior Subordinated Notes due 2008
                -----------------------------------------
(CUSIP __________)


           Reference is hereby made to the Senior Subordinated Note Indenture, dated as of May 18, 1998 (the "Senior Subordinated Note Indenture"), between P&L Coal Holdings Corporation, as issuer (the "Company"), and State Street Bank and Trust Company, as Senior Subordinated Note Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Subordinated Note Indenture.

           In connection with our proposed purchase of $____________ aggregate principal amount of:

           (a)   [_]   a beneficial interest in a Global Senior Subordinated
           Note, or

           (b)   [_]   a Definitive Senior Subordinated Note,

           we confirm that:

           1. We understand that any subsequent transfer of the Senior Subordinated Notes or any interest therein is subject to certain restrictions and conditions set forth in the Senior Subordinated Note Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Subordinated Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

           2. We understand that the offer and sale of the Senior Subordinated Notes have not been registered under the Securities Act, and that the Senior Subordinated Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Subordinated Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Senior Subordinated Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the

Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Senior Subordinated Note or beneficial interest in a Global Senior Subordinated Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

           3. We understand that, on any proposed resale of the Senior Subordinated Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Subordinated Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Senior Subordinated Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

           4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Subordinated Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

           5. We are acquiring the Senior Subordinated Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                --------------------------------------------
                                    [Insert Name of Accredited Investor]


                              By:
                                   -------------------------------
                              Name:
                              Title:


Dated: __________________, ____

                                   EXHIBIT E

             FORM OF NOTATION OF SUBORDINATED SUBSIDIARY GUARANTEE


           For value received, each Senior Subordinated Note Guarantor (which term includes any successor Person under the Senior Subordinated Note Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Senior Subordinated Note Indenture and subject to the provisions in the Senior Subordinated Note Indenture dated as of May 18, 1998 (the "Senior Subordinated Note Indenture") among P&L Coal Holdings Corporation, the Senior Subordinated Note Guarantors listed on Schedule I thereto and State Street Bank and Trust Company, as Senior Subordinated Note Trustee (the "Senior Subordinated Note Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Senior Subordinated Notes (as defined in the Senior Subordinated Note Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Senior Subordinated Note Trustee all in accordance with the terms of the Senior Subordinated Note Indenture and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Senior Subordinated Note Guarantors to the Holders of Senior Subordinated Notes and to the Senior Subordinated Note Trustee pursuant to the Subordinated Subsidiary Guarantee and the Senior Subordinated Note Indenture are expressly set forth in Article 11 of the Senior Subordinated Note Indenture and reference is hereby made to the Senior Subordinated Note Indenture for the precise terms of the Subordinated Subsidiary Guarantee. Each Holder of a Senior Subordinated Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Senior Subordinated Note Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Senior Subordinated Note Indenture and (c) appoints the Senior Subordinated Note Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subordinated Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Senior Subordinated Note in accordance with the provisions of the Senior Subordinated Note Indenture.

                               [Name of Senior Subordinated Note Guarantor(s)]



                               By:
                                    --------------------------------
                               Name:
                               Title:

                                   EXHIBIT F

            FORM OF SUPPLEMENTAL SENIOR SUBORDINATED NOTE INDENTURE
       TO BE DELIVERED BY SUBSEQUENT SENIOR SUBORDINATED NOTE GUARANTORS


           Supplemental Senior Subordinated Note Indenture (this "Supplemental Senior Subordinated Note Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of P&L Coal Holdings Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture referred to herein) and State Street Bank and Trust Company, as Senior Subordinated Note Trustee under the Senior Subordinated Note Indenture referred to below (the "Senior Subordinated Note Trustee").

W I T N E S S E T H

           WHEREAS, the Company has heretofore executed and delivered to the Senior Subordinated Note Trustee an Senior Subordinated Note Indenture (the "Senior Subordinated Note Indenture"), dated as of May 18, 1998 providing for the issuance of an aggregate principal amount of up to $650.0 million of 9-5/8% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes");

           WHEREAS, the Senior Subordinated Note Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Senior Subordinated Note Trustee a supplemental Senior Subordinated Note Indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Senior Subordinated Notes and the Senior Subordinated Note Indenture on the terms and conditions set forth herein (the "Subordinated Subsidiary Guarantee"); and

           WHEREAS, pursuant to Section 9.01 of the Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee is authorized to execute and deliver this Supplemental Senior Subordinated Note Indenture.

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Senior Subordinated Note Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

           1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Senior Subordinated
Note Indenture.

           2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

                       (a) Along with all Senior Subordinated Note Guarantors named in the Senior Subordinated Note Indenture, to jointly and severally Guarantee to each Holder of a Senior Subordinated Note authenticated and delivered by the Senior Subordinated Note Trustee and to the Senior Subordinated Note Trustee and its successors and assigns, irrespective of the validity and enforceability of the Senior Subordinated Note Indenture, the Senior Subordinated Notes or the obligations of the Company hereunder or thereunder, that:

                 (i) the principal of and interest on the Senior Subordinated Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Subordinated Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Senior Subordinated Note Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                (ii) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Senior Subordinated Note Guarantors shall be jointly and severally obligated to pay the same immediately.


                       (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or the Senior Subordinated Note Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Senior Subordinated Note Guarantor.

           (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

           (d) This Subordinated Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes and the Senior Subordinated Note Indenture.

           (e) If any Holder or the Senior Subordinated Note Trustee is required by any court or otherwise to return to the Company, the Senior Subordinated Note Guarantors, or any custodian, Senior Subordinated Note Trustee, liquidator or other similar official acting in relation to either the Company or the Senior Subordinated Note Guarantors, any amount paid by either to the Senior Subordinated Note Trustee or such Holder, this Subordinated Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

           (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

           (g) As between the Senior Subordinated Note Guarantors, on the one hand, and the Holders and the Senior Subordinated Note Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Senior Subordinated Note Indenture for the purposes of this Subordinated Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Senior Subordinated
                 Note Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Senior Subordinated Note Guarantors for the purpose of this Subordinated Subsidiary Guarantee.

           (h) The Senior Subordinated Note Guarantors shall have the right to seek contribution from any non-paying Senior Subordinated Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subordinated Subsidiary Guarantee.

           (i) Pursuant to Section 11.02 of the Senior Subordinated Note Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Senior Subordinated Note Guarantor in respect of the obligations of such other Senior Subordinated Note Guarantor under Article 11 of the Senior Subordinated Note Indenture shall result in the obligations of such Senior Subordinated Note Guarantor under its Subordinated Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

           3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subordinated Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Note a notation of such Subordinated Subsidiary Guarantee.

           4.    Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

     (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Senior Subordinated Note Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Senior Subordinated Note Guarantor unless:

           (i) subject to Section 11.05 of the Senior Subordinated Note Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Senior Subordinated Note Guarantor or the Company) unconditionally assumes all the obligations of such Senior Subordinated Note Guarantor, pursuant to a supplemental Senior Subordinated Note Indenture in form and substance reasonably satisfactory to the Senior Subordinated Note Trustee, under the Senior Subordinated Notes, the Senior Subordinated Note Indenture and the Subordinated Subsidiary Guarantee on the terms set forth herein or therein; and

           (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental Senior Subordinated Note Indenture, executed and delivered to the Senior Subordinated Note Trustee and satisfactory in form to the Senior Subordinated Note Trustee, of the Subordinated Subsidiary Guarantee endorsed upon the Senior Subordinated Notes and the due and punctual performance of all of the covenants and conditions of the Senior Subordinated Note Indenture to be performed by the Senior Subordinated Note Guarantor, such successor corporation shall succeed to and be substituted for the Senior Subordinated Note Guarantor with the same effect as if it had been named herein as a Senior Subordinated Note Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subordinated Subsidiary Guarantees to be endorsed upon all of the Senior Subordinated Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Senior Subordinated Note Trustee. All the Subordinated Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Senior Subordinated Note Indenture as the Subordinated Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Senior Subordinated Note Indenture as though all of such Subordinated Subsidiary Guarantees had been issued at the date of the execution hereof.

           (c) Except as set forth in Articles 4 and 5 of the Senior Subordinated Note Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Senior Subordinated Note Indenture or in any of the Senior Subordinated Notes shall prevent any consolidation or merger of a Senior Subordinated Note Guarantor with or into the Company or another Senior Subordinated Note Guarantor, or shall prevent any sale or conveyance of the property of a Senior Subordinated Note Guarantor as an entirety or substantially as an entirety to the Company or another Senior Subordinated Note Guarantor.

           5.    Releases.

     (a) In the event of a sale or other disposition of all of the assets of any Senior Subordinated Note Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Senior Subordinated Note Guarantor, then such Senior Subordinated Note Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Senior Subordinated Note Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Senior Subordinated Note Guarantor) will be released and relieved of any obligations under its Subordinated Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Senior Subordinated Note Indenture, including without limitation Section
           4.10 of the Senior Subordinated Note Indenture. Upon delivery by the Company to the Senior Subordinated Note Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Senior Subordinated Note Indenture, including without limitation Section 4.10 of the Senior Subordinated Note Indenture, the Senior Subordinated Note Trustee shall execute any documents reasonably required in order to evidence the release of any Senior

           Subordinated Note Guarantor from its obligations under its Subordinated Subsidiary Guarantee.

     (b) Any Senior Subordinated Note Guarantor not released from its obligations under its Subordinated Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Notes and for the other obligations of any Senior Subordinated Note Guarantor under the Senior Subordinated Note Indenture as provided in Article 11 of the Senior Subordinated Note Indenture.

           6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Senior Subordinated Notes, any Subordinated Subsidiary Guarantees, the Senior Subordinated Note Indenture or this Supplemental Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

           7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL SENIOR SUBORDINATED
NOTE INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           8. Counterparts The parties may sign any number of copies of this Supplemental Senior Subordinated Note Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

           10. The Senior Subordinated Note Trustee. The Senior Subordinated Note Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Senior Subordinated Note Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Senior Subordinated Note Indenture to be duly executed and attested, all as of the date first above written.

Dated:  ________ __, ____

     [Guaranteeing Subsidiary]

                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


     P&L Coal Holdings Corporation


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:



     [EXISTING SENIOR SUBORDINATED NOTE GUARANTORS]


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:


     State Street Bank and Trust Company
      as Senior Subordinated Note Trustee


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:

                                   Schedule I

                SCHEDULE OF SENIOR SUBORDINATED NOTE GUARANTORS

           The following schedule lists each Senior Subordinated Note Guarantor under the Senior Subordinated Note Indenture as of the Issue Date:

1.   Arid Operations Inc., a Delaware corporation.
2.   Darius Gold Mine, Inc., a Delaware corporation.
3.   Gold Fields Chile, S.A., a Delaware corporation.
4.   Gold Fields Mining Corporation, a Delaware corporation.
5.   Gold Fields Operating Co. - Ortiz, a Delaware corporation.
6.   Peabody America, Inc., a Delaware corporation.
7.   Peabody Holding Company, Inc., a New York corporation.
8.   Affinity Mining Company, a West Virginia corporation.
9.   Big Sky Coal Company, a Delaware corporation.
10.  Blackrock First Capital Corporation, a West Virginia corporation.
11.  Bluegrass Coal Company, a Delaware corporation.
12.  Caballo Coal Company, a Delaware corporation.
13.  Charles Coal Company, a Delaware corporation.
14.  Coal Properties Corp., a Delaware corporation.
15.  Cook Mountain Coal Company, a Delaware corporation.
16.  Cottonwood Land Company, a Delaware corporation.
17.  EACC Camps, Inc., a West Virginia corporation.
18.  Eastern Associated Coal Corp, a West Virginia corporation.
19.  Eastern Royalty Corp., a Delaware corporation.
20.  Grand Eagle Mining, Inc., a Kentucky corporation.
21.  Hayden Gulch Terminal, Inc., a Delaware corporation.
22.  Independence Material Handling Company, a Delaware corporation.
23.  Interior Holdings Corp., a Delaware corporation.
24.  James River Coal Terminal Company, a Delaware corporation.
25.  Juniper Coal Company, a Delaware corporation.
26.  Kayenta Mobile Home Park, Inc., a Delaware corporation.
27.  Martinka Coal Company, a Delaware corporation.
28.  Midco Supply and Equipment Corporation, an Illinois corporation.
29.  Midwest Coal Resources, Inc., a Delaware corporation.
30.  Mountain View Coal Company, a Delaware corporation.
31.  North Page Coal Corp., a West Virginia corporation.
32.  Ohio County Coal Company, a Kentucky corporation.
33.  Patriot Coal Company, L.P., a Delaware limited partnership.
34.  Peabody COALSALES Company, a Delaware corporation.
35.  Peabody COALTRADE, Inc., a Delaware corporation.
36.  Peabody Coal Company, a Delaware corporation.
37.  Peabody Development Company, a Delaware corporation.
38.  Peabody Energy Solutions, Inc., a Delaware corporation.
39.  Peabody Natural Resources Company, a Delaware general partnership.
40.  Peabody Terminals, Inc., a Delaware corporation.
41.  Peabody Venezuela Coal Corp., a Delaware corporation.
42.  Peabody Western Coal Company, a Delaware corporation.
43.  Pine Ridge Coal Company, a Delaware corporation.
44.  Powder River Coal Company, a Delaware corporation.
45.  Rio Escondido Coal Corp., a Delaware corporation.
46.  Seneca Coal Company, a Delaware corporation.
47.  Sentry Mining Company, a Delaware corporation.
48.  Snowberry Land Company, a Delaware corporation.

49.  Sterling Smokeless Coal Company, a West Virginia corporation.
50.  Thoroughbred, L.L.C., a Delaware limited liability company.
51.  Colony Bay Coal Company, a West Virginia partnership.